                         AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       ALLIANCE DATA SYSTEMS CORPORATION

                             HSI ACQUISITION CORP.,

                                      AND

                         HARMONIC SYSTEMS INCORPORATED






                                August 14, 1998

                                TABLE OF CONTENTS



                                                                           Page

ARTICLE 1
THE MERGER; CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . .1
     1.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.3    Merger Consideration . . . . . . . . . . . . . . . . . . . . . .2
     1.4    Common Stock; Preferred Shares; Conversion . . . . . . . . . . .2
     1.5    Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . .3
     1.6    Company Warrants . . . . . . . . . . . . . . . . . . . . . . . .4
     1.7    Company Convertible Debentures . . . . . . . . . . . . . . . . .4
     1.8    Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.9    Exchange of Merger Subsidiary Common Stock . . . . . . . . . . .4
     1.10   Exchange of Company Stock. . . . . . . . . . . . . . . . . . . .5
     1.11   Exchange of the Company Warrants and Company Debentures. . . . .6
     1.12   Escrow Agreement; Shareholder Representative . . . . . . . . . .6
     1.13   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     1.14   Articles of Incorporation of the Surviving Corporation . . . . .8
     1.15   Bylaws of the Surviving Corporation. . . . . . . . . . . . . . .8
     1.16   Directors and Officers of the Surviving Corporation. . . . . . .8


ARTICLE 2
CLOSING      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.1    Time and Place . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.2    Filings at the Closing . . . . . . . . . . . . . . . . . . . . .9

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . . . .9
     3.1    Organization; Subsidiaries . . . . . . . . . . . . . . . . . . .9
     3.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.4    Reports and Financial Statements . . . . . . . . . . . . . . . 11
     3.5    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . 12
     3.6    Consents and Approvals . . . . . . . . . . . . . . . . . . . . 12
     3.7    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 12

     3.8    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.9    Absence of Material Adverse Changes. . . . . . . . . . . . . . 13
     3.10   Environmental Laws and Regulations . . . . . . . . . . . . . . 13
     3.11   Officers, Directors and Employees, Labor Relations . . . . . . 14
     3.12   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.13   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.14   Title to Properties; Liens . . . . . . . . . . . . . . . . . . 16
     3.15   Permits, Licenses, Etc . . . . . . . . . . . . . . . . . . . . 17
     3.16   Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.17   Intellectual Property Rights . . . . . . . . . . . . . . . . . 18
     3.18   Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.19   Insurance Policies . . . . . . . . . . . . . . . . . . . . . . 23
     3.20   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.21   Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . 23
     3.22   Product Liability Claims . . . . . . . . . . . . . . . . . . . 24
     3.23   Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.24   Relations with Suppliers . . . . . . . . . . . . . . . . . . . 24
     3.25   Relations with Customers and Clients . . . . . . . . . . . . . 24
     3.26   No Finders . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.27   Minute Books and Stock Record Books. . . . . . . . . . . . . . 25
     3.28   Use of Real Property . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUBSIDIARY. . . . . . . . . . . . . . . . . . . . . . 25
     4.1    Organization . . . . . . . . . . . . . . . . . . . . . . . . . 25
     4.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.3    Consents and Approvals . . . . . . . . . . . . . . . . . . . . 26
     4.4    No Finders . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 5
COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     5.1    Conduct of Business of the Company . . . . . . . . . . . . . . 27
     5.2    No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . 29
     5.3    Access and Information . . . . . . . . . . . . . . . . . . . . 29
     5.4    Approval of Shareholders . . . . . . . . . . . . . . . . . . . 30
     5.5    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.6    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.7    Reasonable Best Efforts; Further Actions . . . . . . . . . . . 30
     5.8    Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . 31

     5.9    Certain Notifications. . . . . . . . . . . . . . . . . . . . . 31
     5.10   Indemnification, Exculpation and Insurance . . . . . . . . . . 31
     5.11   Benefit Plans and Employee Matters . . . . . . . . . . . . . . 32

ARTICLE 6
CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.1    Conditions to Obligations of Parent, Merger Subsidiary,
            and the Company. . . . . . . . . . . . . . . . . . . . . . . . 32
     6.2    Conditions to Obligations of Parent and Merger Subsidiary. . . 33
     6.3    Conditions to Obligations of the Company . . . . . . . . . . . 34

ARTICLE 7    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.1    Survival of Representations and Warranties . . . . . . . . . . 34
     7.2    General Indemnity. . . . . . . . . . . . . . . . . . . . . . . 35
     7.3    Limitations on Indemnification . . . . . . . . . . . . . . . . 36
     7.4    Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.5    Third Party Claims . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE 8
TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . . . . . . . 37
     8.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.2    Effect of Termination. . . . . . . . . . . . . . . . . . . . . 38

ARTICLE 9
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     9.1    Amendment and Modification . . . . . . . . . . . . . . . . . . 38
     9.2    Waiver of Compliance; Consents . . . . . . . . . . . . . . . . 39
     9.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     9.4    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     9.5    Governing Law; Dispute Resolution. . . . . . . . . . . . . . . 40
     9.6    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.7    Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.8    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.9    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     9.10   Exclusivity of Remedies. . . . . . . . . . . . . . . . . . . . 42
     9.11   Severability . . . . . . . . . . . . . . . . . . . . . . . . . 42
     9.12   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 42

EXHIBITS:

Exhibit A - Form of Plan of Merger
Exhibit B - Form of Escrow Agreement
Exhibit C - Payment of Closing Cash Amount

                            TABLE OF DEFINED TERMS


Defined Term                                                        Section
------------                                                        -------

CERCLA                                                                 3.10
Closing Cash Amount                                                  1.3(a)
Closing Warrant Payment                                                 1.6
Closing                                                                 2.1
Closing Debenture Payment                                               1.7
Closing Option Payment                                                  1.8
Code                                                                3.18(a)
Company                                                            Preamble
Company Intellectual Property                                       3.17(a)
Company Preferred Stock                                                 3.3
Company Disclosure Schedule                                               3
Company Common Stock                                                 1.4(a)
Company Preferred Stock                                              1.4(b)
Company Interim Financials                                              3.4
Company 1997 Financials                                                 3.4
Company Option Plans                                                    1.8
Company Warrants                                                        1.6
Compensation Plans                                                  3.18(d)
Computer Systems                                                    3.17(c)
Convertible Debentures                                                  1.7
Corporation                                                            1.13
Damages                                                              7.2(a)
Deferred Option Payment                                                 1.8
Dissenting Shares                                                       1.5
Effective Time                                                          1.2
ERISA                                                               3.18(a)
Escrow Deposit                                                       1.3(b)
Escrow Agreement                                                     1.3(b)
Facility                                                               3.10
HSR Act                                                                 3.6
Indemnified Parties                                                 5.10(b)
IRS                                                                    3.12
MBCA                                                                    1.1
Merger Subsidiary                                                  Preamble
Merger                                                             Recitals

Merger Consideration                                                    1.3
Merger Subsidiary Common Stock                                       1.4(b)
Parent                                                             Preamble
Parent Disclosure Schedule                                               4.
PBGC                                                                3.18(j)
Pension Plan                                                        3.18(a)
Permits                                                                3.15
Permitted Liens                                                        3.14
Plan of Merger                                                          1.2
Plan                                                                3.18(i)
Product Liability                                                      3.22
RCRA                                                                   3.10
Record Date                                                          1.4(a)
SARA                                                                   3.10
Shareholders' Representative                                        1.12(a)
Software                                                            3.17(b)
Surviving Corporation Common Stock                                   1.4(b)
Surviving Corporation                                                   1.1
Tax Qualified Plan                                                  3.18(h)
Term Sheets                                                         5.11(b)
Welfare Plan                                                        3.18(d)

                         AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT is dated as of August 14, 1998, by and among ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation ("Parent"), HSI ACQUISITION CORP., a Minnesota corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), and HARMONIC SYSTEMS INCORPORATED, a Minnesota corporation (the "Company").

       WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

       WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                                  ARTICLE 1
                       THE MERGER: CONVERSION OF SHARES

       1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary shall be merged with and into the Company in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA"), whereupon the separate corporate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the MBCA. Without limiting the generality of the foregoing, it is understood and agreed that the conversion of Company Stock provided for in this Agreement and Plan of Merger includes within it a continuance of all rights, privileges, properties and powers of the Company (including, but not limited to, trade secrets, confidential information, and goodwill possessed by the Company) for the benefit of the Company, the Surviving Corporation, Parent, and any subsidiaries, successors or assigns thereof. It is acknowledged by the parties that part of the purpose and intent of any noncompetition, nonsolicitation, and confidentiality agreements with Company's employees and officers that are maintained or entered into in connection with this Merger is the protection of the continued value of the Company's goodwill, confidential information and trade secrets.

       1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Minnesota Articles of Merger for the Merger, which Articles of Merger shall be in the form required by and executed in accordance with the applicable provisions of the MBCA and shall include as a part thereof a plan of merger (the "Plan of Merger") substantially in the form attached hereto as Exhibit A. The Merger shall become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "Effective Time").

       1.3 MERGER CONSIDERATION. The consideration to be paid by Parent in full payment for the consummation of the Merger (the "Merger Consideration") shall consist of:

              (a) An aggregate amount of $43,359,000 which shall be paid on the Closing Date to the persons, in the manner and under the conditions provided in this Article 1 (the "Closing Cash Amount"); PLUS

              (b) An aggregate amount of $7,000,000 which shall be paid by wire transfer of immediately available funds to the escrow agent under an Escrow Agreement substantially in the form attached as Exhibit B (the "Escrow Agreement") for the purpose of securing the indemnity obligations of the Shareholders under Section 7.2(a)(i) (such amount deposited with such escrow agent, the "Indemnification Escrow Deposit"); PLUS

              (c) An aggregate amount of $1,641,000 which shall be paid by wire transfer of immediately available funds to the escrow agent under the Escrow Agreement for the purpose of securing the indemnity obligations of the Shareholders under Section 7.2(a)(ii) (such amount deposited with such escrow agent, the "Retention Payment Escrow Deposit" and together with the Indemnification Escrow Deposit, the "Escrow Deposit").

       1.4 COMMON STOCK: PREFERRED SHARES: CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger Subsidiary:

              (a) COMPANY STOCK; CLOSING CASH AMOUNT. (i) Each share of common stock of the Company, par value $0.01 per share ("Company Common Stock"), issued and outstanding on the date that is the one day prior to the date hereof (the "Record Date") (except for Dissenting Shares, as defined in Section 1.5 hereof) shall be converted into the right to receive its Allocable Portion (as defined below) of the Closing Cash Amount on the Closing Date, and the right to receive its Allocable Portion of the Escrow Deposit in the manner, at the time or times, upon the terms and subject to the conditions provided in the Escrow Agreement.

              (ii) Each share of any other class of capital stock of the Company (other than Company Common Stock) (the "Company Preferred Stock") issued and outstanding at the Record Date (except for Dissenting Shares as defined in Section 1.5 hereof) shall be converted into the right to receive its Allocable Portion of the Closing Cash Amount on the Closing Date, and the right to receive its Allocable Portion of the Escrow Deposit in the manner, at the time or times, upon the terms and subject to the conditions provided in the Escrow Agreement. The Company Common Stock and Company Preferred Stock are sometimes collectively referred to hereinafter as "Company Stock".

       The term "Allocable Portion" shall mean, with respect to each share of Company Common Stock or Company Preferred Stock, the percentage of the Closing Cash Amount to be paid in respect of such share of Company Stock as set forth on Exhibit C hereto.

              (b) MERGER SUBSIDIARY STOCK. Each share of common stock of Merger Subsidiary, par value $0.01 per share ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $0.01 per share ("Surviving Corporation Common Stock").

       1.5 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 ET SEQ. of the MBCA and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration into which shares of Company Stock are converted pursuant to Section 1.4 hereof, but the holder thereof shall be entitled only to such rights as are granted by the MBCA. The Company shall give Parent (i) prompt written notice of any notice of intent to demand fair value for any shares of Company Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA or any other provisions of Minnesota law and received by the Company, and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Company Stock under the MBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for shares of Company Stock or offer to settle or settle any such demands.

       1.6 COMPANY WARRANTS. On the Closing Date, by virtue of the Merger and without any action on the part of the holders thereof, each warrant to purchase Company Common Stock outstanding at the Record Date (the "Company Warrants") shall be (a) converted into the right to receive that portion of the Closing Cash Amount on the Closing Date as set forth on Exhibit C (the "Closing Warrant Payment") and the right to receive that portion of the Escrow Deposit as set forth on Exhibit C in the manner, at the time or times, upon the terms and subject to the conditions provided in the Escrow Agreement and (b) canceled as of the Effective Time.

       1.7 COMPANY CONVERTIBLE DEBENTURES. On the Closing Date, by virtue of the Merger and without any action on the part of the holders thereof, each convertible debenture of the Company issued and outstanding at the Record Date (the "Convertible Debentures") shall be (x) converted into the right to receive that portion of the Closing Cash Amount on the Closing Date as set forth on Exhibit C (the "Closing Debenture Payment"), and the right to receive that portion of the Escrow Deposit as set forth on Exhibit C in the manner, at the time or times, upon the terms and subject to the conditions provided in the Escrow Agreement and (y) canceled as of the Effective Time.

       1.8 STOCK OPTIONS. All stock options outstanding at the Record Date under the Company's employee stock option plans (the "Company Option Plans") shall, whether or not exercisable or vested, become fully exercisable and vested on the Closing Date, and each option thereunder shall be converted into a right to receive that portion of the Closing Cash Amount on the Closing Date as set forth on Exhibit C corresponding to the name of the holder of such option (the "Closing Option Payment"), and the right to receive that portion of the Escrow Deposit as set forth on Exhibit C in the manner, at the time or times, upon the terms and subject to the conditions provided in the Escrow Agreement (the "Deferred Option Payment"). Each of the Company Option Plans and all options issued and outstanding thereunder shall terminate effective as of the Effective Time.

       1.9 EXCHANGE OF MERGER SUBSIDIARY COMMON STOCK. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which shall be canceled.

       1.10 EXCHANGE OF COMPANY STOCK. (a) The Company will instruct the holders of the certificate representing Company Stock to deliver such certificates at or after the Closing to Parent, duly endorsed for transfer to the Company, for cancellation. At the Closing with respect to certificates so delivered at or prior to the Closing, and as soon as practicable after delivery with respect to certificates not delivered until after Closing, Parent shall pay to each transferring holder thereof an amount of money equal to the Allocable Portion of the Closing Cash Amount to which such surrendered shares are entitled. Such payments shall be made by bank check delivered at Closing or mailed to the recipient pursuant to instructions given by the recipient; or by wire transfer of immediately available funds pursuant to instructions given by the recipient. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, it shall be a condition to the payment that the Company Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (b) All cash paid in respect of the Closing Cash Amount and rights to receive a portion of the Escrow Deposit distributed upon the surrender for exchange of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

       (c) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Company Certificates representing shares of Company Stock shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the MBCA. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate shall, after the Effective Time, represent for all purposes only the rights to receive the

Closing Cash Amount and Escrow Deposit to which the shares of Company Stock shall have been converted pursuant to the Merger as provided in Section 1.3 hereof.

       (d) In the event any Company Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such as may be required pursuant to this
Article 1.

       1.11 EXCHANGE OF THE COMPANY WARRANTS AND COMPANY DEBENTURES. (a) The Company will instruct the holders of the Company Warrants and Company Debentures to deliver the Company Warrants and Company Debentures at or after the Closing to Parent, duly endorsed for transfer to the Company. At Closing, with respect to Company Warrants and Company Debentures so delivered at or prior to the Closing, and as soon as practicable after delivery, with respect to Company Warrants and Company Debentures not delivered until after Closing, Parent shall pay to each transferring holder thereof an amount of money equal to the Closing Warrant Payment to which such surrendered Company Warrants are entitled and the Closing Debenture Amount to which the Company Debentures are entitled. Such payments shall be made by bank check delivered at Closing or mailed to the recipient pursuant to instructions given by the recipient; or by wire transfer of immediately available funds pursuant to instructions given by the recipient.

       (b) All cash paid and rights to receive Escrow Deposits distributed upon surrender for exchange of Company Warrants and Company Debentures shall be deemed to have been issued in full satisfaction of all rights pertaining respectively to such Company Warrants and Company Debentures.

       1.12 ESCROW AGREEMENT: SHAREHOLDER REPRESENTATIVE. (a) The shareholders of the Company, by approving the Merger, agree to be bound by the terms of the Escrow Agreement referred to in Section 1.3, including, without limitation, the provisions thereof appointing Barrs S. Lewis to act as the representative (the "Shareholders' Representative") of the shareholders of the Company Stock and the holders of the Company Options, Company Warrants and Company Debentures (together, the "Shareholders") for the purpose of (i) administering and entering into the Escrow Agreement, (ii) settling on behalf of the Shareholders claims made by Parent thereunder, (iii) representing the Shareholders in any proceedings relating to this Agreement and (iv) performing any other actions specifically delegated to the Shareholders' Representative under the terms of this Agreement. The Shareholders, by approving the Merger, will be bound by any and all actions taken by the Shareholders' Representative on their behalf. Acceptance by Shareholders of the Shareholders' Representative is a condition of the

Merger. The Shareholders, by approving the Merger, will be bound by the fact that, and agree that, neither the Shareholders' Representative nor any member of the Committee (as defined below) shall have any liability whatsoever to any of the Shareholders for any action taken by him or her pursuant to this Agreement or the Escrow Agreement which action is not grossly negligent and is taken by him or her in good faith or is taken by him or her at the written direction of a committee made up of members who will be appointed by the Board of Directors of the Company immediately prior to the Effective Time (the "Committee"). The Committee shall have the authority to direct the Shareholders' Representative in connection with all actions, or failures to act, relating to the Shareholders' Representatives' duties and obligations pursuant to this Agreement and the Escrow Agreement. The Committee shall act by a majority of a quorum, and a majority of the members of the Committee shall constitute a quorum. The Shareholders' Representative shall not be a member of the Committee.

       (b) The Shareholders' Representative may be removed or a new Shareholders' Representative may be appointed by either (a) a vote of the Shareholders holding a majority of the voting Company Stock (as defined below) or (b) if the Board of Directors of the Company so authorizes the Committee prior to the Effective Time, a unanimous vote of the Committee. If a Shareholders' Representative is removed by action of the Shareholders or the Committee, as the case may be, such removal shall be effective only upon appointment of a new Shareholders' Representative. If the Shareholders' Representative resigns or is no longer able to serve, a new Shareholders' Representative shall be appointed by the Shareholders or the Committee, as the case may be, within thirty (30) days after receipt of such resignation or notice of the existing Shareholders' Representative's inability to serve. The appointment of a new Shareholders' Representative is effective upon the Committee and the new Shareholders' Representative giving notice to both Parent and the prior Shareholders' Representative of the new Shareholders' Representative's appointment.

       For the purpose of this Section 3.2(b), the phrase "a vote of the Shareholders holding a majority of the voting Company Stock" shall mean (x) if the vote occurs prior to the Effective Time, a vote of the Shareholders holding a majority of the voting Company Stock on a fully-diluted basis at the time of such vote, and (y) if the vote occurs on or after the Effective Time, a vote of the Shareholders which held immediately prior to the Effective Time more than a majority of the voting Company Stock on a fully-diluted basis.

       (c) Parent is entitled to rely exclusively upon communications or writings given or executed by the Shareholders' Representative with respect to the matters described in the Escrow Agreement and is not liable in any manner whatsoever for any action taken or not taken by Parent in reliance upon the actions taken or not taken or communication or writings given or executed by the Shareholders' Representative. Until Parent receives notice of appointment of a new Shareholders' Representative, Parent may rely upon actions taken by the prior Shareholders' Representative.

       1.13 EXPENSES. Not later than two business days prior to the Closing Date, the Company may by action of a majority of the Board of Directors of the Company amend and restate the amounts (but not the percentages) set forth on Exhibit C to provide for payment out of the Merger Consideration on the Closing Date of certain expenses incurred or expected to be incurred by the Company, the Shareholders' Representative or the Shareholders in connection with the Merger and the other transactions contemplated hereby and a proportionate reduction of the amount of the Closing Cash Amount to be received by each of the Shareholders, all as to be provided in Exhibit C.

       1.14 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

       1.15 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

       1.16 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.


                                  ARTICLE 2
                                   CLOSING

       2.1 TIME AND PLACE. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at 9 a.m., local time, on such date as Parent and the Company may mutually agree that is within five (5) business days after all of the conditions to Closing contained in Article 6 have been satisfied or waived, or on such other date and/or at such other time as Parent and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place at the offices of

Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, or at such other place or in such other manner (E.G., by facsimile exchange of signature pages with originals to follow by overnight delivery) as the parties hereto may agree.

       2.2 FILINGS AT THE CLOSING. At the Closing, subject to the provisions of Article 6, Parent, Merger Subsidiary, and the Company shall cause Articles of Merger to be filed in accordance with the provisions of Section 302A.615 of the MBCA, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Except as set forth in a document of even date herewith, referring specifically to the representations and warranties in this Agreement which identifies by section number to which such disclosure relates (the "Company Disclosure Schedule"), the Company hereby makes the following representations and warranties to Parent and Merger Subsidiary:

       3.1 ORGANIZATION; SUBSIDIARIES. (a) The Company is a corporation duly organized and validly existing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect" means an effect that, individually or in the aggregate with other effects, has a materially adverse effect: (i) on the business, properties, liabilities, results of operation, or financial condition of the Company; or (ii) to the Company's ability to perform any of its obligations under this Agreement or to consummate the Merger, but shall exclude any effect relating to or resulting from generally applicable economic conditions or the Company's industry in general. The jurisdictions in which the Company is qualified are listed on the Company Disclosure Schedule. The Company has heretofore delivered to Parent complete and accurate copies of the Articles of Incorporation, as amended, and Bylaws of the Company as currently in effect.

       (b) The Company owns a subsidiary, Harmonic Technology Licensing, Inc., a corporation duly organized and validly existing under the laws of the State of Minnesota. All issued and outstanding shares of the capital stock of such subsidiary are owned by the Company, free and clear of all Liens and have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, conversion or other rights or agreements of any kind for the purchase or acquisition from, or the sale or issuance by, the Company or its subsidiary of any shares of capital stock of such subsidiary, and no authorization therefor has been given. Such subsidiary owns no assets and conducts no business and has no liabilities, contingent or otherwise. Other than such subsidiary, the Company does not, directly or indirectly, own or control or have any capital, equity, partnership, participation, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

       3.2 AUTHORIZATION. The Company has full corporate power and authority to execute, deliver and perform this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors, no other corporate proceedings on the part of the Company are necessary to recommend and submit this Agreement to the Company's shareholders, and, subject to obtaining the approval of the Company's shareholders, no other corporate action on the part of the Company is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

       3.3 CAPITALIZATION. As of June 30, 1998, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock, par value $.01 of which 4,899,677 are issued and outstanding, (ii) 2,333,776 shares of Series A convertible preferred stock, of which 2,333,776 are issued and outstanding; (iii) 603,302 shares of Series B convertible preferred stock, of which 603,302 are issued and outstanding; (iv) 292,000 shares of Series C convertible preferred stock, of which 62,000 are issued and outstanding; (v) 1,200,000 shares of Series D convertible preferred stock, of which 1,200,000 are issued and outstanding; (vi) 3,433,334 shares of Series E convertible preferred stock, of which 2,060,000 are issued and outstanding; (vii) 2,262,816 shares of Series F convertible preferred stock, of which none is issued and outstanding;
(viii) 5,648,825 shares of Series G convertible preferred stock, of which

5,648,825 are issued and outstanding; and (ix) 54,225,947 undesignated shares, none of which have been designated or issued. (The shares of preferred stock of Series A through G are collectively referred to as "Company Preferred Stock.") All issued and outstanding shares of Company Common Stock and Company Preferred Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. There are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which the Company is a party that, directly or indirectly, (i) obligate the Company to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by the Company of any shares of its capital stock, or
(iii) to the knowledge of the Company, relate to the voting or control of such capital stock, in each case, other than those set forth on the Company Disclosure Schedules. The Company Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, debentures, and other rights to acquire Company Common Stock, including the name of the holder, the date of grant, acquisition price, expiration date, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. The Company Disclosure Schedule also sets forth the restrictions to which any shares of Company Common Stock issued pursuant to the Company Option Plans or otherwise are currently subject and also sets forth the restrictions to which such shares will be subject immediately after the Effective Time. No consent of holders or participants under the Company Option Plans is required to carry out the provisions of Section 1.8. All actions, if any, required on the part of the Company under the Company Option Plans to allow for the treatment of Company Options as is provided in Section 1.8, has been, or prior to the Closing will be, validly taken by the Company.

       3.4 REPORTS AND FINANCIAL STATEMENTS. The audited financial statements and unaudited interim financial statements included in the Company Disclosure Schedule and delivered subsequent to the date hereof pursuant to the terms hereof, including but not limited to, when delivered, the Company's audited financial statements at and for the year ended December 31, 1997 (the "Company 1997 Financials") and the Company's unaudited financial statements for the quarterly periods ending March 31, 1998 and June 30, 1998 (the "Company Interim Financials"), (i) were prepared or, when delivered, will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (ii) fairly present or, when delivered, will fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods covered thereby.

       3.5 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities which do not have a Company Material Adverse Effect and (b) liabilities or obligations required by generally accepted accounting principles to be recognized or disclosed on a balance sheet of Company or in the notes thereto that are accrued or reserved against in the audited balance sheet of the Company as of December 31, 1997 contained in the Company 1997 Financials and (c) liabilities or obligations arising since December 31, 1997 in the ordinary course of business and consistent with past practice.

       3.6 CONSENTS AND APPROVALS. Except for (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "HSR Act"), (ii) approval by the Company's shareholders, (iii) the filing and recordation of appropriate merger documents as required by the MBCA, (iv) compliance with Chapter 302A of the MBCA regarding dissenters' rights, and (v) any items disclosed on the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles of Incorporation, as amended, or Bylaws of the Company; (b)violate any statute, rule, regulation, order, or decree of any federal, state, local, or foreign body or authority by which the Company or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any federal, state, local, or foreign public body or authority; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section 3.14) on any of the properties or assets of the Company under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company is a party, or by which it or any of its properties or assets may be bound, except, in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect.

       3.7 COMPLIANCE WITH LAWS. All activities of the Company have been, and are currently being, conducted in compliance with all applicable federal, state, local, and foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, and other similar items of any court or other governmental entity, the failure to comply with which would reasonably be expected to have a Company Material Adverse Effect.

       3.8 LITIGATION. No investigation or review by any federal, state, local, or foreign body or authority with respect to the Company is pending or, to the Company's knowledge, threatened, nor has any such body or authority indicated to the Company an intention to conduct the same. There are no claims, actions, suits, or proceedings by any private party that would have a Company Material Adverse Effect, or by any governmental body or authority against or affecting the Company, pending or, to the knowledge of the Company, threatened, at law or in equity, or before any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality except any investigation, review, claim, action, suit, or proceeding that would not have a Company Material Adverse Effect.

       3.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1997 there has not been any (a) change or circumstance that would have a Company Material Adverse Effect; (b) action by the Company that, if taken on or after the date of this Agreement, would require the consent or approval of Parent pursuant to Sections 5.1(a)-(c) and (e)-(m) hereof, except for actions as to which consent or approval has been given as provided therein; (c) change by the Company in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent public accountants; or (d) other than in the ordinary course of business and consistent with past practice, create, incur, or assume any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise become liable or responsible (whether directly contingently, or otherwise) for the obligations of any other person.

       3.10 ENVIRONMENTAL LAWS AND REGULATIONS. The Company has obtained, and maintained in full force and effect, all required environmental permits and other governmental approvals and is in compliance with all applicable Regulations (as defined below), except where the failure to so obtain and maintain or to be in compliance would not have a Company Material Adverse Effect. The Company has (i) not received any written notice or Claim (as defined below) alleging potential liability under any of the Regulations or alleging a violation of the Regulations and (ii) has no knowledge of any basis therefor. The Company has no knowledge of any notices to or Claims against any persons alleging potential liability under any of the Regulations with respect to any office facility or other real property owned, leased or operated by the Company (a "Facility"), or any adjoining properties or which would reasonably be expected to affect such Facility. The Company has (i) not been nor is it presently subject to or, to the knowledge of the Company, threatened with any administrative or judicial proceeding pursuant to the Regulations, and (ii) no information that it may be subject to or, to the knowledge of the Company, threatened with such a proceeding in the future. No Hazardous Materials have been or are threatened to be discharged, emitted, or released into the air, water, soil, or subsurface at or from any Facility by the Company or, to the Company's knowledge, by any other person.

       For purposes of this Section 3.10, the following terms shall have the following meanings: (i) "Hazardous Materials" means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known human carcinogens, petroleum products or other substances or materials listed, identified, or designated as toxic or hazardous or as a pollutant or contaminant in, or the use, release or disposal of which is regulated by, the Regulations; (ii) "Regulations" means the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Sections 9601 ET SEQ.; the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901 ET SEQ.; the Clean Water Act, 33 U.S.C. Sections 1321 ET SEQ.; the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., and any other federal, state, county, local, foreign, or other governmental statute, regulation, or ordinance, as now in existence, that relates to or deals with pollution or the environment including, but not limited to, the use, generation, discharge, transportation, disposal, record keeping, notification, and reporting of Hazardous Materials; and (iii) "Claim" means any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, penalties, attorneys' fees, and any other expenses incurred, assessed, sustained or alleged by or against the Company.

       3.11 OFFICERS, DIRECTORS AND EMPLOYEES. LABOR RELATIONS. The Company has previously provided in writing a list of the name and current annual salary rate of each officer or employee of the Company whose salary for the last fiscal year was, or for the current fiscal year has been set at, in excess of $75,000, together with a summary of the bonuses, commissions, additional compensation, and other like benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Company Disclosure Schedule completely and accurately sets forth the names of the officers (with all positions and titles indicated) and directors of the Company. No unfair labor practice complaint against the Company is pending or to the knowledge of the Company, threatened, before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company. No unionizing efforts have, to the knowledge of the Company, been made by employees of the Company, the Company is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. There is no labor dispute pending or, to the knowledge of the Company, threatened between the Company and its employees.

       3.12 TAXES. The Company has previously furnished to Parent complete and accurate copies of all federal income tax returns actually filed by the Company for each of the fiscal years ended December 31, 1995 and 1996 and has made available for review by Parent complete and accurate copies of all other tax or assessment reports and tax returns (including any applicable information returns) required by any law or regulation (whether United States, foreign, state, local or other jurisdiction) and filed by the Company for the fiscal years ended December 31, 1995 or 1996. The Company has filed, or has obtained extensions to file (which extensions have not expired without filing and are described in the Company Disclosure Schedule), all state, local, United States, foreign, or other tax reports and returns required to be filed by it. All such reports and returns were correct as filed and correctly reflect the facts regarding the income, business, assets, operations, activities and status of the Company as well as all taxes required to be paid by the Company. The Company has timely paid all taxes (including estimated taxes) that are due and payable or that it is obligated to withhold from any person with respect to such reports and returns, and has established, consistent with past practice, an adequate reserve on its June 30, 1998 balance sheet contained in the Company Interim Financials for the payment of all taxes not yet due for any taxable period or portion thereof ending on or prior to the Effective Time. There are no Liens (as defined in Section 3.14), other than Permitted Liens, for taxes upon any property or asset of the Company. The Company is not delinquent in the payment of any tax assessment (including, but not limited to, any applicable withholding taxes). None of the tax returns or reports for the tax periods ended December 31, 1995 and 1996 have been audited by the Internal Revenue Service (the "IRS") or by any other taxing authority. Further, to the knowledge of the Company, no state of facts exists or has existed that would subject the Company to an additional material tax liability for any taxes assessable by either the IRS or any separate state, local, foreign, or other taxing authority with respect to any reports or returns filed on or before the date hereof (other than extension requests for which returns have not been filed as of the date hereof). The Company has not (i) received notification of any pending or proposed examination by either the IRS or any state, local, foreign, or other taxing authority, (ii) received notification of any pending or proposed deficiency by either the IRS or any state, local, foreign, or other taxing authority, or (iii) granted any extension of the limitations period applicable to any claim for taxes.

       For the purposes of this Section 3.12, "tax" shall mean and include taxes, additions to tax, penalties, interest, fines, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority, including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever and any interest, penalties or surcharges in respect of any of the foregoing; "tax" shall also include any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability under any tax allocation, tax sharing, tax indemnity, or similar agreement.

       3.13 CONTRACTS. The Company Disclosure Schedule lists, and the Company has heretofore furnished to Parent complete and accurate copies of (a) every independent sales representative, noncompetition (except only for unmodified noncompetition agreements entered into with the Company's employees, the copies of which have been provided to Parent), loan, credit, escrow, security, mortgage, guaranty, pledge, buy-sell, letter of credit, OEM, supply, distribution, manufacturers' representative, dealer, agency, lease (except for immaterial personal property leases), licensing (except for immaterial licenses, which include, without limitation, licenses for off-the-shelf software), franchise, development, joint development, joint venture, research and development, or other contract or agreement material to the Company and to which the Company is a party or is bound, except where the dollar amount involved in any such contract is less than $50,000, (b) every material employment or consulting agreement or arrangement with or for the benefit of any director, officer, employee, other person or shareholder of the Company and (c) every agreement or contract between the Company and any of the Company's officers, directors, or more than 5% shareholders. The Company has performed all obligations required to be performed by it under any listed contract, plan, agreement, understanding, or arrangement made or obligation owed by or to the Company, except where the failure would not have a Company Material Adverse Effect; there has not been any event of default (or any event or condition which with notice or the lapse of time, both or otherwise, would constitute an event of default) thereunder on the part of the Company or, to the Company's knowledge, any other party to any thereof that would have a Company Material Adverse Effect; the same are in full force and effect and valid and enforceable by the Company in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules or law governing specific performance, injunctive relief, and other equitable remedies; and the performance of any such contracts, plans, agreements, understandings, arrangements, or obligations would not have a Company Material Adverse Effect.

       3.14 TITLE TO PROPERTIES: LIENS. The Company has good and valid title to all personal properties and assets, and good and marketable title to all real property, reflected on the Company's December 31, 1997 balance sheet contained in the Company 1997 Financials or acquired after the date thereof (other than any assets or properties disposed of in the ordinary course of business after such date), subject only to (a) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (b) with respect to personal property, the rights of customers of the Company with respect to inventory or work in progress under orders or contracts entered into by the Company in the ordinary course of business, (c) Liens specifically disclosed in the Company 1997 Financials, the Company Interim Financials, or the Company Disclosure Schedule, (d) Liens for taxes not yet due and payable, and (e) any minor defects in title that do not adversely impact the Company's use of such assets (collectively, the "Permitted Liens"). The term "Lien" as used in this Agreement means any mortgage, pledge, security interest, encumbrance, lien, claim, or charge of any kind. All properties and assets purported to be leased by the Company are subject to valid and effective leases that are in full force and effect, and there does not exist any material default or event that with notice or lapse of time, or both, would constitute a material default under any such leases.
All assets and other property of the Company reflected on the Company's
December 31, 1997 balance sheet included in the Company 1997 Financials or acquired after the date thereof (other than any assets or properties disposed of in the ordinary course of business after such date), including all tangible and intangible personal property, fixtures and equipment of the Company comprising the assets of the Company, are in a good state of repair (ordinary wear and tear excepted) and operating condition and are sufficient and adequate to conduct the business of the Company as currently conducted.

       3.15 PERMITS. LICENSES. ETC. The Company has all rights, permits, certificates, licenses, consents, franchises, approvals, registrations, and other authorizations (collectively, "Permits") necessary to sell its products and services and otherwise carry on and conduct its business and to own, lease, use, and operate its properties and assets at the places and in the manner now conducted and operated, except those the absence of which would not have a Company Material Adverse Effect. The Company Disclosure Schedule lists all Permits held by the Company that are material to the business of the Company as currently conducted, other than Permits generally applicable to all businesses (such as occupancy and sales tax permits), and all such Permits are in full force and effect. The business of the Company is being conducted in compliance in all material respects with all such Permits. The consummation of the transactions contemplated hereby will not result in the loss, suspension or adverse modification of any Permit.

       3.16 LEASES. Set forth in the Company Disclosure Schedule is description of all leases of real or personal property involving payments in excess of $50,000 per annum to which the Company is a party, either as lessee or lessor.

       3.17 INTELLECTUAL PROPERTY RIGHTS. (a) The Company Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, registered copyrights (other than commercially available software), and all applications for or registrations of any of the foregoing as to which the Company is the owner or a licensee. The Company owns, free and clear of any Lien (as defined in Section 3.14), or has the right to use, all patents, trademarks, trade names, service marks, registered copyrights, applications for or registrations of any of the foregoing, processes, inventions, designs, technology, formulas, computer software programs, know-how, and trade secrets which are used in or necessary for the conduct of its business as currently conducted (the "Company Intellectual Property"). No claim has been asserted or, to the knowledge of the Company, threatened by any person with respect to the use of the Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto. To the knowledge of the Company, neither the use of the Company Intellectual Property by the Company in the present conduct of its business nor any product or service of the Company infringes on the intellectual property rights of any person. To the knowledge of the Company, no person or entity nor such person's or entity's business or products has infringed, misused, or misappropriated any Company Intellectual Property or currently is infringing, misusing, or misappropriating any Company Intellectual Property. No other person or entity has any right to receive from the Company or to the knowledge of the Company, any obligation to pay a royalty with respect to any Company Intellectual Property or any product or service of the Company other than any royalty or payment obligations that are reflected on the Company 1997 Financials and the Company Interim Financials.

       (b) The Company Disclosure Schedule lists all material operating, management, developmental and applications computer programs, software, and database platforms owned or licensed by the Company (collectively, the "Software"), except for commercially available or "off-the-shelf" software generally available to the public at a per unit cost or license fee not in excess of $10,000. The Software includes all software, applications and database platforms used in the conduct of the business of the Company, as currently conducted. The Company has taken and is taking reasonable precautions consistent with industry practices to protect any material trade secrets and other confidential information included in the Software.

       (c) The Company has conducted an inventory of all computer software programs owned or licensed by it as well as the hardware and embedded microcontrollers in non-computer equipment used by the Company in its products or in connection with providing its services, in each case sold to customers of the Company (collectively, the "Computer Systems") in order to determine which parts of the Computer Systems are not Year 2000 Compatible (as defined below). Based on the above-referenced inventory, the Company represents and warrants that the Computer Systems are either Year 2000 Compatible or that it is the reasonable expectation of the Company that they will be Year 2000 Compatible prior to July 1, 1999, other than any failure to be Year 2000 Compatible which would not reasonably be expected to have a Company Material Adverse Effect. "Year 2000 Compatible" means that the Computer Systems to the extent required for their particular use (i) correctly perform date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate or are expected to operate on a basis comparable to their current operation during and after calendar year 2000 A.D., including but not limited to leap years; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data which represents or references different centuries or more than one century.

       3.18 BENEFIT PLANS. (a) Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to, is a party to, nor has either sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by the Company is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law. For purposes of this Agreement, "ERISA AFFILIATE" means all persons and entities which are treated as being under common control with the Company, its subsidiaries or any ERISA affiliate under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1996, as amended ("Code").

       (b) Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to, is contingently liable for, nor has either sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA.

       (c) Neither the Company nor any ERISA Affiliate (i) maintains, sponsors, contributes to, is actually or contingently liable for (directly or indirectly) and (ii) has ever maintained, sponsored, contributed to, been actually or contingently liable for, any plan that is or was subject to Section 412 of the Code or Title IV of ERISA.

       (d) The Company does not sponsor, maintain, contribute to, nor has it sponsored, maintained, contributed to, or been required to contribute to, any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in
Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by the Company is, in all material respects, in compliance with the applicable provisions of ERISA, the Code, and all other applicable laws. The Company has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code. The Company does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any employees or shareholders or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Compensation Plans").

       (e) Each Welfare Plan that provides welfare benefits has been operated in material compliance with all applicable requirements of Section 601 through 608 of ERISA and of (i) Section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) and of (ii) Section 4980B of the Code and regulations thereunder after 1988, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Neither the Company, any subsidiary of the Company, nor any ERISA Affiliate has contributed to a nonconforming group health plan (as defined under Code
Section 5000(c)) and no ERISA Affiliate has incurred a tax under Section 5000(a) of the Code which could become a liability of the Company, or any ERISA Affiliate. The Company or any ERISA Affiliate does not and has not maintained, sponsored or provided post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits to its current employees or former employees, except as required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant. The Company and its subsidiaries have complied in all material respects with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 with respect to each Plan that provides welfare benefits. The Company does not maintain any Welfare Plan that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed under Section 4976.

       (f) The Company and its ERISA Affiliates do not sponsor, maintain, or contribute to, nor have they sponsored, maintained, or contributed to, a "self-insured medical reimbursement plan" within the meaning of Section 105(h) of the Code and the regulations thereunder.

       (g) Neither any Pension Plans nor Welfare Plans nor any trust created or insurance contract issued thereunder nor any trustee, fiduciary, custodian, or administrator thereof, nor any officer, director, or employee of the Company, custodian, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, or "party in interest" within the meaning of Section 3(14) of ERISA, with respect to any such plan has engaged in any act or omission that could reasonably be expected to subject the Company, either directly or indirectly, to a liability for breach of fiduciary duties under ERISA or a tax or penalty imposed by Section 502 of ERISA.

       (h) Full and timely payment has been made of all amounts that the Company is required, under applicable law, with respect to any Pension Plan, Welfare Plan, or Compensation Plan, or any agreement relating to any Pension Plan, Welfare Plan, or Compensation Plan, to have paid as a contribution to each Pension Plan, Welfare Plan, or Compensation Plan. To the extent required by generally accepted accounting principles, the Company has made adequate provisions for reserves to meet contributions that have not been made because they are not yet due under the terms of any Pension Plan, Welfare Plan, or Compensation Plan or related agreements. There will be no change on or before the Closing Date in the operation of any Pension Plan, Welfare Plan, or Compensation Plan or documents under which any such plan is maintained that will result in an increase in the benefit liabilities under such plan, except as may be required by law. Each Plan that is intended to be a tax qualified plan under Section 401(a) of the Code ("Tax Qualified Plan") has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred, including the adoption of or failure to adopt any Plan amendment, which would adversely affect its qualification or tax-exempt status. The Company has provided to Parent complete and accurate copies of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals.

       (i) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Pension Plan, Welfare Plan and Compensation Plan (collectively, the "Plan") which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of the Company, its subsidiaries or any ERISA Affiliates to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of the Company, its subsidiaries or any ERISA Affiliates. No Plan or agreement provides for the payment of severance benefits upon the termination of any employee's employment.

       (j) True and complete copies of the following documents with respect to any Plan of the Company, its subsidiaries, and each ERISA Affiliate, as applicable, have been delivered to Parent (i) the most recent Plan document and trust agreement (including any amendments thereto and prior plan documents, if amended within the last two years), (ii) the last two IRS Form 5500 filings and schedules thereto, (iii) the most recent IRS determination letter, (iv) all summary plan descriptions, (v) a written description of each material non-written Plan, (vi) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, (vii) the most recent actuarial report and (viii) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC") concerning any controversy. Each report described in clause (vii) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status of financial condition of such Plan.

       (k) There are no pending or threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Plan or its assets, (ii) any ERISA Affiliate with respect to any Plan, or (iii) any fiduciary with respect to any Plan for which the Company, or any ERISA Affiliate may, directly or indirectly, be liable, through indemnification obligations or otherwise.

       (l) Neither the Company nor any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

       (m) There is no unfunded liability with respect to any Plan that is a non-tax qualified deferred compensation plan.

       (n) Since December 31, 1997 there have been no amendments to any Plan, no written interpretation or announcement (whether or not written) by the Company or any ERISA Affiliate relating to any Plan, there have been and are no negotiations, demands, or proposals which are pending that concern any Plan, nor has any Plan been established, which resulted in or could result in a material increase in (i) the accrued or promised benefits of any employees of the Company or any ERISA Affiliate and (ii) any material increase in the level of expense incurred in respect thereof. There are no binding oral modifications to the Company Stock Option Plan and, from and after the Effective Time, there will be no outstanding or new contingent liabilities or obligations pursuant to any amendments to the Company Stock Option Plan.

       (o) Any surrender, finance or penalties charges (and the total dollar amount thereof) that would be imposed on the investments held by any tax qualified plan (including plans with a cash or deferred arrangement under Section 401(k) of the Code) on the liquidation of the investments in such plans is reflected on the Company Disclosure Schedule.

       3.19 INSURANCE POLICIES. The Company Disclosure Schedule sets forth a complete and accurate list of all material policies of insurance maintained by the Company. The Company has previously delivered to Parent complete and accurate copies of all such policies of insurance. All such policies of insurance are in full force and effect, have been issued for the benefit of the Company and/or its directors, officers and employees by properly licensed insurance carriers, and are customary for the assets, business, and operations of the Company. All such policies are in such amounts and against such risks as is customary for companies engaged in similar businesses to the Company to protect the employees, properties, assets, businesses and operations of the Company. None of such policies will in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby and may be canceled without penalty. All premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The Company has promptly and properly notified its insurance carriers of any and all claims known to it with respect to its operations or products for which it is insured.

       3.20 BANK ACCOUNTS. The Company Disclosure Schedule sets forth a list of each bank, broker, or other depository with which the Company has an account or safe deposit box (other than those having a balance or value not exceeding $5,000 individually or $25,000 in the aggregate), the names and numbers of such accounts or boxes and the names of all persons authorized to draw thereon or execute transactions.

       3.21 POWERS OF ATTORNEY. The Company Disclosure Schedule sets forth the names of all persons, if any, holding powers of attorney from the Company relating to authority for actions taken in the United States and a description of the scope of each such power of attorney (other than powers of attorney granted in the ordinary course of business). The Company has delivered to Parent prior to the date hereof complete and accurate copies of all such powers of attorney.

       3.22 PRODUCT LIABILITY CLAIMS. During the three-year period preceding the date hereof, the Company has not received a claim, or incurred any uninsured or insured liability, for or based upon breach of product warranty (other than warranty service or repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent provision of services or any other allegation of liability arising from the sale of its products or from the provision of services (hereafter collectively referred to as "Product Liability"). To the knowledge of the Company, no basis for any claim based upon alleged Product Liability exists that would have a Company Material Adverse Effect.

       3.23 INVENTORIES. All inventories owned by the Company consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, are salable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company therefor, conform to the specifications established therefor, except to the extent that the failure of such inventories so to consist, be saleable, or conform, would not have a Company Material Adverse Effect. The quantities of all inventories, materials, and supplies of the Company (net of any reserve therefor shown on the Company Interim Financials and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, or defective, except to the extent that the failure of such inventories to be in such conditions would not have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth a true and complete list of the addresses of all warehouses or other facilities in which inventories of the Company are located.

       3.24 RELATIONS WITH SUPPLIERS. No material current supplier of the Company has canceled any contract or order for provision of, and, to the knowledge of the Company, there has been no threat by or basis for any such supplier not to provide, raw-materials, products, supplies, or services to the businesses of the Company.

       3.25 RELATIONS WITH CUSTOMERS AND CLIENTS. Since December 31, 1997, no customer or client of the Company has canceled or terminated, or notified the Company of its intent to cancel or terminate, any product or service contract or arrangement with the Company, and the Company has no knowledge of any intention on the part of any of its current customers or clients to do so.

       3.26 NO FINDERS. No act of the Company has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments to those parties identified on the Company Disclosure Schedule who have acted as a finder for the Company or have been retained by the Company as financial advisors pursuant to the agreements or other documents described in the Company Disclosure Schedule.

       3.27 MINUTE BOOKS AND STOCK RECORD BOOKS. The corporate minute books and stock record books of the Company are complete and correct and accurately reflect the actions taken at all meetings of the stockholders and the Board of Directors of the Company and each committee of the Board of Directors in all material respects. The stock record books of the Company are complete and correct and accurately reflect and record the issuance and transfer of all shares of capital stock of the Company.

       3.28 USE OF REAL PROPERTY. All Facilities are used and operated by the Company in all material respects in compliance with all applicable leases, contracts, commitments, licenses and permits, except for any failure in compliance that would not reasonably be expected to have a Company Material Adverse Effect.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND MERGER SUBSIDIARY

       Except as set forth in a document of even date herewith, referring specifically to the representations and warranties in this Agreement which identifies by section number to which such disclosure relates (the "Parent Disclosure Schedule"), Parent and Merger Subsidiary hereby jointly and severally make the following representations and warranties to the Company:

       4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. Merger Subsidiary is a corporation duly organized and validly existing under the laws of the state of Minnesota. Each of Parent and Merger Subsidiary has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Parent Material Adverse Effect (as defined below). "Parent Material Adverse Effect" means an effect that, individually or in the aggregate with other effects, has a materially adverse effect: (i) to the business, properties, liabilities, results of operation, or financial condition of Parent and its subsidiaries, considered as a whole, or (ii) to Parent's ability to perform any of its obligations under this Agreement or to consummate the Merger, but shall exclude any effect relating to or resulting from generally applicable economic conditions or the Parent's industry in general.

       4.2 AUTHORIZATION. Each of Parent and Merger Subsidiary has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole shareholder of Merger Subsidiary, and no other corporate proceedings on the part of Parent and Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Subsidiary and constitutes the valid and binding obligation of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

       4.3 CONSENTS AND APPROVALS. Except for (i) the HSR Act and (ii) the filing and recordation of appropriate merger documents as required by the MBCA, the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Parent or Merger Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any public body or authority by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any public body or authority; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Parent or its subsidiaries under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, except, in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that would not prevent or delay consummation of any of the transaction contemplated hereby in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect.

       4.4 NO FINDERS. No act of Parent or Merger Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein.


                                   ARTICLE 5
                                   COVENANTS

       5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations according to its ordinary and usual course of business and consistent with past practice, and the Company will use all reasonable efforts to preserve intact its business organizations, to maintain its present business, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, consultants, customers, and others having business relationships with it. Further, except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, the Company will not, without the prior written consent of Parent:

              (a)    amend its Articles of Incorporation, as amended, or Bylaws;

              (b) authorize for issuance, issue, sell, pledge, or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase, or otherwise other than in the ordinary course of business consistent with past new hire practices) any stock of any class or any securities convertible into shares of stock of any class (other than the issuance of the number of shares of Company Common Stock indicated in Section 3.3 hereof upon the exercise in accordance with the current terms of the stock options listed in the Company Disclosure Section with respect to Section 3.3 hereof as outstanding on the date of this Agreement);

              (c) split, combine, or reclassify any shares of its capital stock, declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; or redeem or otherwise acquire any shares of its capital stock or other securities; or amend or alter any material term of any of its outstanding securities;

              (d) create, incur, or assume any indebtedness for borrowed money, or assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person which involve indebtedness for borrowed money or obligations that individually exceed $25,000 or, in the aggregate, exceed $50,000;

              (e) (i) increase the compensation of any of its directors, officers, employees, shareholders, or consultants, except in the ordinary course of business and consistent with past practice or consistent with existing contractual commitments; (ii) pay or accelerate or otherwise modify the payment, vesting, exercisability, or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option, or other employee benefit not required by any existing plan, agreement, or arrangement to any such director, officer, employee, shareholder, or consultant, whether past or present; (iii) except for normal increases in the ordinary course of business in accordance with its customary past practices or consistent with existing contractual commitments, commit itself to any additional or increased pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance, change of control, retirement or other benefit, plan, agreement, or arrangement; or (IV) adopt or amend any Plan;

              (f) except in the ordinary course of business and consistent with past practice, or pursuant to contractual obligations existing on the date hereof, (i) sell, transfer, mortgage, or otherwise dispose of or encumber any real or personal property, (ii) pay, discharge, or satisfy claims, liabilities, or obligations (absolute, accrued, contingent, or otherwise), or (iii) cancel any debts or waive any claims or rights, commence, settle or compromise any litigation, which involve payments or commitments to make payments that individually exceed $10,000 or, in the aggregate, exceed $50,000;

              (g) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association, or other business organization or division thereof,

              (h) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $25,000 or, in the aggregate, are in excess of $50,000 unless in the ordinary course of business consistent with the Company's 1998 budget;

              (i) enter into, amend, or terminate any joint ventures or any other agreements, commitments, or contracts that, individually or in the aggregate, are material to the

       Company (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice or capital expenditures or inventory purchases consistent with the 1998 budget);

              (j) enter into or terminate, or amend, extend, renew, or otherwise modify (including, but not limited to, by default or by failure to act) any material distribution, independent sales representative, noncompetition, licensing, franchise, research and development, supply, or similar contract, agreement, or understanding (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business, consistent with past practice);

              (k) remove or permit to be removed from any building, facility, or real property any machinery, equipment, fixture, vehicle, or other personal property or parts thereof, except in the ordinary course of business;

              (l) alter or revise its accounting principles, procedures, methods, or practices, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent public accountants; or

              (m)    agree to do any of the foregoing.

       5.2 NO SOLICITATION. Neither the Company nor any of its officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by the Company), shall, directly or indirectly, solicit, encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any information to, any corporation, partnership, person, or other entity or group (other than Parent or any affiliate or agent of Parent) concerning any merger, sale or licensing of any significant portion of the assets, sale of shares of capital stock (including without limitation any proposal or offer to the Company's shareholders), or similar transactions involving the Company.

       5.3 ACCESS AND INFORMATION. FINANCIAL STATEMENTS. (a) The Company shall afford to Parent, and to Parent's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, the Company shall furnish promptly to Parent all information concerning the Company's businesses, prospects, properties, liabilities, results of operations, financial condition, officers, employees, distributors, customers, suppliers, and others having dealings with the Company as Parent may reasonably request. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of the Company's businesses.

       (b) Within five (5) business days after the date hereof, the Company will deliver to Parent a true and correct copy of the audited financial statements at and for the year ended December 31, 1997.

       5.4 APPROVAL OF SHAREHOLDERS. The Company shall promptly take all action necessary in accordance with Minnesota law and the Company's Articles of Incorporation, as amended, and Bylaws to cause a special meeting of the Company's shareholders to be duly called and held as soon as reasonably practicable following the date hereof for the purpose of voting upon the Merger. The shareholder vote or consent required for approval of the Plan of Merger and the Merger shall be no greater than that set forth in the MBCA and the Company's Articles of Incorporation, as amended, as previously provided to Parent. The Company shall use all reasonable efforts to obtain the approval by the Company's shareholders of this Agreement, the Plan of Merger, and the Merger.

       5.5 CONSENTS. The Company will use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of the Company to consummate the transactions contemplated hereby. Parent agrees to cooperate with the Company in connection with obtaining such approvals and consents. Parent will use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Parent to consummate the transactions contemplated hereby. The Company agrees to cooperate with Parent in connection with obtaining such approvals and consent.

       5.6 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, except that the Parent alone will bear the filing fees required under the HSR Act.

       5.7 REASONABLE BEST EFFORT: FURTHER ACTIONS. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement within 60 days of the date of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

       5.8 REGULATORY APPROVALS. The Company and Parent will take all reasonable action as may be necessary under federal or state securities laws or the HSR Act applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with governmental or regulatory bodies that they deem necessary or appropriate for, the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions.

       5.9 CERTAIN NOTIFICATIONS. The Company shall promptly notify Parent in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by the Company or its affiliates to satisfy any of the conditions specified in Section 6. 1 or 6.2. Parent shall promptly notify the Company in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Parent or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.3.

       5.10 INDEMNIFICATION. EXCULPATION AND INSURANCE. (a) The articles of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation, as amended, and By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation with respect to the indemnification provisions contained in the Surviving Corporation's certificate of incorporation and by-laws.

       (b) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of

Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.

       (c) This Section 5.10 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

       5.11 BENEFIT PLANS AND EMPLOYEE MATTERS. (a) From the Effective Time through and including December 31, 1998, Parent agrees that it will not cause or permit the Company to terminate or modify, in any manner materially detrimental to the employees of the Company (except as required by applicable law), any health and welfare benefit plan and 401(k) pension plan included in the Plans presently maintained by the Company.

       (b) The parties hereto acknowledge that Parent, on the one hand, and each of Walter A. Roberts and Jonathan Rick, on the other hand, have agreed as of the date hereof upon term sheets containing the terms mutually agreed-upon by them in respect of employment and other matters relating to Walter A. Roberts and Jonathan Rick (collectively, the "Term Sheets"). Parent agrees to use all reasonable efforts that may be necessary to enter into definitive agreements with each of Walter A. Roberts or Jonathan Rick consistent with such Term Sheets and containing such other mutually-agreeable terms and conditions as may be customary to be included in such agreements on or prior to August 18, 1998, or as soon as possible thereafter, and the Company shall use all reasonable efforts to assist and cooperate with the same.

       (c) With reference to the Employment Agreement, dated September 20, 1993, together With the Addendum to Harmonic Systems Incorporated Employment Agreement relating to Pre-Employment Activities, dated __________, 1993, and Amendment to Employment Agreement, dated May 20, 1998, between Harmonic Systems Incorporated and Barrs S. Lewis (such Amendment, the "Barrs Lewis Amendment"), on or prior to the Effective Time, the Company shall notify Barrs S. Lewis that it is, conditioned upon the occurrence of the Effective Time, exercising the option contained in paragraph 4 of such Barrs Lewis Amendment to extend the Non-Competition covenants set forth in and contemplated by Article 3 of such Barrs Lewis Amendment for an additional twelve (12) months. For clarification, any obligations arising out of such option being exercised shall be subject to the obligations of the Shareholders set forth in Section 7.2(a)(ii) hereof.

                                  ARTICLE 6
                              CLOSING CONDITIONS

       6.1 CONDITIONS TO OBLIGATIONS OF PARENT MERGER SUBSIDIARY AND THE COMPANY. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

              (a) NO INJUNCTION. None of Parent, Merger Subsidiary, or the Company shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that (i) prevents or materially delays the consummation of the Merger, or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the Company or the assets or business of the Company.

              (b) WAITING PERIODS. The waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

              (c) EMPLOYMENTS AND OTHER AGREEMENTS. Parent shall have entered into a definitive agreement with each of Walter A. Roberts and Jonathan Rick that is consistent with the relevant Term Sheet, PROVIDED that this
       Section 6.1(c) shall not be a condition to the obligations of Parent or Merger Subsidiary to consummate the Merger if Parent, on the one hand, and either Walter A. Roberts or Jonathan Rick, on the other hand, fail to enter into their respective definitive agreement due to Parent proposing to include any terms in such definitive agreement which terms are materially inconsistent with the terms contained in the Term Sheet.

       6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. The respective obligations of Parent and Merger Subsidiary to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

              (a) REPRESENTATIONS AND WARRANTIES TRUE. Each representation and warranty of the Company contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on the date hereof and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date).

              (b) PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, and Parent shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

              (c) CONSENTS. The Company shall have obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to Parent, and Parent and Merger Subsidiary shall have received evidence satisfactory to them of the receipt of such permits, authorizations, consents, and approvals.

              (d) OPINION OF COUNSEL FOR THE COMPANY. Parent and Merger Subsidiary shall have received an opinion of Fredrikson & Byron, P.A., counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent as to matters set forth in Sections 3.1(a), 3.2 and 3.3.

              (e) RESIGNATIONS. Such officers and directors of the Company as shall have been specified by Parent shall have tendered their respective resignations effective as of the Effective Time.

       6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

              (a) REPRESENTATIONS AND WARRANTIES TRUE. Each representation and warranty of Parent contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respect (in the case of any representation or warranty without any materiality qualification) on the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date).

              (b) PERFORMANCE. Parent and Merger Subsidiary shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing, and the Shareholders' Representative (as defined below) shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

              (c) CONSENTS. Parent and Merger Subsidiary shall have obtained all permits, authorizations, consents, and approvals required on their part to perform their obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to the Company, and the Company shall have received evidence satisfactory to it of the receipt of such permits, authorizations, consents, and approvals.

              (d) OPINION OF COUNSEL FOR PARENT. The Company shall have received an opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Parent dated the Closing Date, in form and substance reasonably satisfactory to the Company as to the matters set forth in Sections 4.1 and 4.2.


                                   ARTICLE 7
                                INDEMNIFICATION

       7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any and party hereto in this Agreement or pursuant hereto shall survive until March 31, 2000. A party may maintain a claim or action for indemnity pursuant to Article 7 after the expiration of the representation and warranty under Article 3 and Article 4, as the case may be, only if the party made the claim in writing on or prior to March 31, 2000.

       7.2 GENERAL INDEMNITY. (a) BY SHAREHOLDERS. Subject to the terms and conditions of this Article 7, each Shareholder, severally but not jointly, indemnifies and holds harmless Parent and, following the Effective Time, the Company from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable attorneys' fees and expenses (hereinafter collectively, the "Damages"), asserted against, resulting to, imposed upon or incurred by Parent or, following the Effective Time, the Company, by reason of, resulting from or arising out of (j) a breach of any representation, warranty, covenant or agreement of the Company contained in or made pursuant to this Agreement, except, in each case, as and to the extent that
Section 7.2(b) or 7.2(c) shall be applicable thereto, in which case the provisions of said Section 7.2(b) or 7.2(c), as the case may be, shall govern, and (ii) the employment, retention and other agreements listed on Schedule 7.2(a)(ii), except as otherwise specified in such Schedule 7.2(a)(ii).

       (b) TAX INDEMNITY BY SHAREHOLDERS. Each Shareholder, severally but not jointly, indemnifies and holds harmless Parent and, following the Effective Time, the Company from and against (i) any and all taxes incurred by, imposed upon or attributable to the Company with respect to any tax period (or portion thereof) ending on or prior to the date of the Effective Time and
(ii) reasonable legal and accounting fees and expenses and other out-of-pocket expenses incurred by Parent or, following the Effective Time, the Company or any party hereto in connection with assessment or collection of the taxes referred to in clause (i) of this Section 7.2(b). For purposes of this Section 7.2(b), any interest, penalty or additional charge included in Taxes shall be deemed to be a tax for the period to which the item or event giving rise to such interest, penalty or additional charge is attributable, and not a tax for the period during which such interest, penalty or additional charge accrues. Any taxes, legal fees and expenses subject to indemnification under this Section 7.2(b) shall not be subject to indemnification under Section 7.2(a) hereof.

       (c) ERISA INDEMNITY BY SHAREHOLDERS. Each Shareholder, severally but not jointly, indemnifies and holds harmless Parent from and against and in respect of any Damages (including, without limitation, sanctions that arise under ERISA) imposed upon, incurred by, assessed against Parent and affiliates or plan fiduciaries and any of their employees arising by reason of or relating to any failure of Company prior to the Effective Time to comply with the requirements of ERISA with respect to any employee benefit plan, including retirement and welfare benefit plans in existence prior to the Closing Date. For the purposes of this provision, references to ERISA refer to all sections of ERISA, including, but not limited to the applicable provisions of the Code, as may be amended from time to time.

       (d) BY PARENT. Subject to the terms and conditions of this Article 7, Parent will indemnify, defend and hold the Shareholders harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by them by reason of or resulting from or arising out of a breach of (i) any representation, warranty, covenant or agreement of Parent or the Merger Subsidiary contained in or made pursuant to this Agreement; and (ii) any Damages relating to the conduct of the business of the Company and its affiliates after the Closing.

       (e) PROCEDURE. Procedures for making a claim for indemnity are set forth in the Escrow Agreement.

       7.3 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the maximum aggregate liability of each of the Shareholders, on the one hand, and Parent and, following the Effective Time, the Company, on the other, for (a) indemnification payments pursuant to Section 7.2(a)(i) hereof shall not exceed the amount of the Indemnification Escrow Deposit and (b) indemnification payments pursuant to Section 7.2(a)(ii) hereof shall not exceed the amount of the Retention Payment Escrow Deposit. In the case of the Shareholders, the Shareholders will have no liability for indemnification under this Article 7 except to the extent of the unreleased amount of the Indemnification Escrow Deposit or the Retention Payment Escrow Deposit, as the case maybe.

       7.4 ADJUSTMENTS. Any Damages subject to indemnification under this
Article 7 (i) shall be net of an amount equal to (x) any insurance proceeds realized by and paid to the party to be indemnified minus (y) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any increases in insurance premiums or other charge backs directly related to such claims, and (ii) shall be (A) reduced by an amount equal to the tax benefits, if any, attributable to such claim and (B) increased by an amount equal to the taxes, if any, attributable to the receipt of such indemnity payment, but only to the extent that such tax benefits are actually realized, or such taxes are actually paid, as the case may be.

       7.5 THIRD PARTY CLAIMS. The respective obligations and liabilities of the Shareholders, on the one hand, and Parent and, following the Effective Time, the Company, on the other hand (herein sometimes called the "indemnifying party"), to the other (herein sometimes called the "party to be indemnified") under Section 7.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (i) within 30 days after receipt of notice of commencement of any action or the assertion of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading (provided that failure so to notify the indemnifying party of the assertion of a claim within such period shall not affect its indemnity obligation hereunder except as and to the extent that such failure shall adversely affect the defense of such claim), and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing;

          (ii) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to consent to any settlement or compromise thereof by the party to be indemnified; and

          (iii) in connection with any such indemnification, the party to be indemnified will cooperate in all reasonable requests of the indemnifying party.


                                      ARTICLE 8
                            TERMINATION AND ABANDONMENT

       8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company, only:

          (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated on or before the date 90 days following the date hereof; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner, including such party's obligations under Section 5.8 hereof, that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

          (c) by either Parent or the Company if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

          (d) by Parent if (i) Parent is not in material breach of its obligations under this Agreement and (ii) there has been a breach by the Company of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.2 will not be satisfied, and the breach is not curable or, if curable, is not cured by the Company within 30 calendar days after receipt by the Company of written notice from Parent of such breach;

          (e) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a breach by Parent of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.3 will not be satisfied, and the breach is not curable or, if curable, is not cured by Parent within 30 calendar days after receipt by Parent of written notice from the Company of such breach;

       8.2 EFFECT OF TERMINATION. Except as provided in the next sentence of this paragraph, in the event of the termination of this Agreement pursuant to any paragraph of Section 8.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Section 5.6 and Article 9. In the event of the termination of this Agreement pursuant to any paragraph of Section 8.1 that is caused by a breach of a party, the party whose breach was the basis for the termination will not be relieved from any liability for its breach, and the other party will have no further obligations under this Agreement except as provided in Section 5.6 and Article 9.


                                      ARTICLE 9
                                    MISCELLANEOUS

       9.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Parent, Merger Subsidiary, and the Company at any time prior to the Effective Effective Time with respect to any of the terms contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       9.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Parent or Merger Subsidiary on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by the Company or Parent, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. Merger Subsidiary agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon Merger Subsidiary, whether or not given expressly on its behalf.

       9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)    if to Parent or Merger Subsidiary, to it at:

                 Alliance Data Systems
                 5001 Spring Valley Road, Suite 650W
                 Dallas, TX 75244
                 FAX: (972) 960-5330
                 Attention: Michael Beltz

                 with separate copies thereof addressed to

                 Alliance Data Systems
                 800 Techcenter Drive
                 Gahanna, OH 43230
                 FAX: (614) 729-4949
                 Attention: Carolyn Melvin, General Counsel

          (b)    If to the Company, to it at:

                 Harmonic Systems Incorporated
                 701 4th Avenue South
                 Minneapolis, MN 55415
                 FAX: (612) 672-3549
                 Attention: Barrs S. Lewis

                 with a copy to:

                 Fredrikson & Byron, P.A.
                 1100 International Centre
                 900 Second Avenue South
                 Minneapolis, MN 55402-3397
                 FAX: (612) 347-7077
                 Attention: Thomas W. Garton

       9.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder except that Parent shall have the right to assign this Agreement to any of its affiliates or subsidiaries without the prior consent of any other party hereto.

       9.5 GOVERNING LAW; DISPUTE RESOLUTION. (a) This Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

       (b) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or any breach, termination or validity thereof shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Minneapolis, Minnesota and it shall be conducted in the English language. The arbitration shall be conducted by three arbitrators. The party initiating arbitration ("the Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party ("the Respondent") shall appoint its arbitrator within thirty (30) days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within thirty (30) days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and Respondent have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of the appointment of the third arbitrator. If the two arbitrators appointed by the parties fail or are unable so to appoint a third arbitrator or so to notify the parties, then the appointment of the third arbitrator shall be made by President of the American Arbitration Association which shall promptly notify the parties of the appointment of the third arbitrator. The third arbitrator shall act as Chairman of the panel. The arbitral award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. This Section 9.5(b) shall in no way affect the right of either party hereto to seek interim relief in any court of competent jurisdiction, and a request for such interim relief shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate contained herein.

       9.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

       9.7 KNOWLEDGE. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" shall mean, as to any individual, the actual knowledge of such person or, as to any entity, the actual knowledge of such entity's directors and executive officers.

       9.8 INTERPRETATION. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

       9.9 PUBLICITY. Upon Parent entering into and executing definitive agreements with Walter A. Roberts, Jonathan Rick and Barrs S. Lewis as provided for and pursuant to Section 5.11(b), Parent and the Company shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them. Neither party shall, without such mutual agreement or the prior consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law or the applicable rules of the relevant stock exchange(s) and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law or stock exchange rules; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Parent's or the Company's communications with their employees, consultants, agents or customers in the ordinary course of business.

       9.10 EXCLUSIVITY OF REMEDIES. Indemnification pursuant to the provisions of this Article 7 shall be the exclusive remedy of the parties for any misrepresentation or breach of representation, warranty, obligation or agreement hereunder, PROVIDED that nothing herein shall limit the rights of either party to seek and obtain injunctive relief to specifically enforce the other party's obligation or assert any matter which is the subject of the preceding sentence, other than a claim of fraud or intentional misrepresentation, shall be a contract action to enforce, or to recover damages for the breach of, this Article 7. The indemnifying party shall not be liable for any consequential, special or incidental

Damages, including without limitation Damages for lost profits or Damages for lost business opportunity.

       9.11 SEVERABILITY. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

       9.12 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto and the Confidentiality Agreement previously entered into between the parties, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Confidentiality Agreement supersede all prior agreements and the understandings between the parties with respect to such subject matter.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          ALLIANCE DATA SYSTEMS CORPORATION

                                          By /s/ Michael Beltz
                                             ----------------------------------
                                             Its Executive Vice President
                                                 ------------------------------

                                          HSI ACQUISITION CORP.

                                          By /s/ Ron Carter
                                             ----------------------------------
                                             Its President
                                                 ------------------------------

                                          HARMONIC SYSTEMS INCORPORATED

                                          By /s/ Barrs S. Lewis
                                             ----------------------------------
                                             Its Chairman & CEO
                                                 ------------------------------



The undersigned consents to its appointment as Shareholders' Representative under this Merger Agreement, agrees to serve in such capacity at and after the Effective Time (subject to removal or resignation as permitted under the Agreement) and agrees to be bound by the terms of this Agreement and shall have the rights and benefits provided to the Shareholders' Representative in this Agreement.

Barrs S. Lewis, as Shareholders' Representative


By: /s/ Barrs S. Lewis
    ------------------

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          ALLIANCE DATA SYSTEMS CORPORATION

                                          By
                                             ----------------------------------
                                                 Its
                                                     --------------------------

                                          HSI ACQUISITION CORP.

                                          By
                                             ----------------------------------
                                                 Its
                                                     --------------------------

                                          HARMONIC SYSTEMS INCORPORATED

                                          By /s/ Barrs S. Lewis
                                             ----------------------------------
                                                 Its Chairman & CEO
                                                     --------------------------



The undersigned consents to its appointment as Shareholders' Representative under this Merger Agreement, agrees to serve in such capacity at and after the Effective Time (subject to removal or resignation as permitted under the Agreement) and agrees to be bound by the terms of this Agreement and shall have the rights and benefits provided to the Shareholders' Representative in this Agreement.

Barrs S. Lewis, as Shareholders' Representative


By: /s/ Barrs S. Lewis
    ------------------

                                      EXHIBIT A


                                    PLAN OF MERGER

                                      ARTICLE 1

                                 NAMES OF CONSTITUENT
                        CORPORATIONS AND SURVIVING CORPORATION

       1.1 The names of the Constituent Corporations are HSI Acquisition Corp. ("Merger Subsidiary"), a Minnesota corporation and wholly-owned subsidiary of Alliance Data Systems Corporation ("Parent"), a Delaware corporation and Harmonic Systems Incorporated (the "Company"), a Minnesota corporation. The Constituent Corporations shall be combined by the merger of the Merger Subsidiary with and into the Company as the Surviving Corporation (the "Merger") pursuant to the Agreement and Plan of Merger dated August________ , 1998, by and among the Merger Subsidiary, Parent and the Company (the "Merger Agreement") and pursuant to the applicable provisions of the Minnesota Business Corporation Act ("MBCA").


                                      ARTICLE 2
                           THE MERGER; CONVERSION OF SHARES

       2.1 THE MERGER. Subject to the terms and conditions of the Merger Agreement, at the Effective Time (as defined in Section 2.2 hereof), Merger Subsidiary shall be merged with and into the Company in accordance with the provisions of the MBCA, whereupon the separate corporate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the MBCA.

       2.2 EFFECTIVE TIME. The Merger shall become effective at the time at which the Articles of Merger and this Plan of Merger are duly filed with the Minnesota Secretary of State or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "Effective Time").

       2.3 MERGER CONSIDERATION. The consideration to be paid by Parent in full payment for the consummation of the Merger (the "Merger Consideration") shall consist of:

              (a) An aggregate amount of [$43,359,000] which shall be paid on the Closing Date to the persons, in the manner and under the conditions provided in this Article 2 (the "Closing Cash Amount"); PLUS

              (b) An aggregate amount of $7,000,000 which shall be paid by wire transfer of immediately available funds to the escrow agent under an Escrow Agreement substantially in the form attached as Exhibit B to the Merger Agreement (the "Escrow

       Agreement") (such amount deposited with such escrow agent, the "Indemnification Escrow Deposit").

              (c) An aggregate amount of [$1,641,000] which shall be paid by wire transfer of immediately available funds to the escrow agent under the Escrow Agreement (such amount deposited with such escrow agent, the "Retention Payment Escrow Amount"). (The Indemnification Escrow Deposit, the Retention Payment Escrow Amount and Earnings (as defined in the Escrow Agreement) together are referred to in the Escrow Agreement and herein as the "Escrow Amount".)

       2.4 COMMON STOCK; PREFERRED SHARES; CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger Subsidiary:

              (a) COMPANY STOCK; CLOSING CASH AMOUNT. (i) Each share of common stock of the Company, par value $0.01 per share ("Company Common Stock"), issued and outstanding on the date that is the one day prior to the date hereof (the "Record Date") (except for Dissenting Shares, as defined in Section 1.5 hereof) shall be converted into the right to receive its Allocable Portion (as defined below) of the Closing Cash Amount at the Effective Time, and the right to receive its Allocable Portion of the Escrow Amount in the manner, at the terms and under the conditions provided in the Escrow Agreement.

              (ii) Each share of any other class of capital stock of the Company (other than Company Common Stock) (the "Company Preferred Stock") issued and outstanding at the Record Date (except for Dissenting Shares as defined in Section 2.5 hereof) shall be converted into the right to receive its Allocable Portion of the Closing Cash Amount at the Effective Time, and the right to receive its Allocable Portion of the Escrow Amount in the manner, at the time or times and under the conditions provided in the Escrow Agreement. The Company Common Stock and Company Preferred Stock are sometimes collectively referred to hereinafter as "Company Stock".

       The term "Allocable Portion" shall mean, with respect to each share of Company Stock, that portion of the Closing Cash Amount which is designated as the Company Stock Allocable Portion on Exhibit C-1 to the Merger Agreement.

              (b) MERGER SUBSIDIARY STOCK. Each share of common stock of Merger Subsidiary, par value $.01 per share ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("Surviving Corporation Common Stock").

       2.5 DISSENTING SHARES. Notwithstanding any provision of the Merger Agreement to the contrary, each outstanding share of Company Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 ET SEQ. of the MBCA and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration into which shares of Company Stock are converted pursuant to Section 2.4 hereof, but the holder thereof shall be entitled only to such rights as are granted by the MBCA. The Company shall give Parent (i) prompt written notice of any notice of intent to demand fair value for any shares of Company Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA or any other provisions of Minnesota law and received by the Company, and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Company Stock under the MBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for shares of Company Stock or offer to settle or settle any such demands.

       2.6 COMPANY WARRANTS. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each warrant to purchase Company Common Stock outstanding at the Record Date (the "Company Warrants") shall be converted into the right to receive that portion of the Closing Cash Amount at the Effective Time as set forth on Exhibit C-2 of the Merger Agreement (the "Closing Warrant Amount"), and the right to receive that portion of the Escrow Amount in the manner, at the time or times, and under the conditions provided in the Escrow Agreement.

       2.7 COMPANY CONVERTIBLE DEBENTURES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each convertible debenture of the Company issued and outstanding at the Record Date (the "Convertible Debentures") shall be converted into the right to receive that portion of the Closing Cash Amount at the Effective Time as set forth on Exhibit C-3 of the Merger Agreement (the "Closing Debenture Payment"), and the right to receive that portion of the Escrow Amount in the manner, at the time or times, and under the conditions provided in the Escrow Agreement.

       2.8 STOCK OPTIONS. All stock options outstanding at the Record Date under the Company's employee stock option plans (the "Company Option Plans") shall, whether or not exercisable or vested, become fully exercisable and vested at the Effective Time, and each option thereunder shall be converted into a right to receive that portion of the Closing Cash Amount at the Effective Time as set forth an Exhibit C-4 of the Merger Agreement corresponding to the name of the holder of such option (the "Closing Option Payment"), and the right to receive that portion of the Escrow Amount, in the manner, at the time or times, and under the conditions set forth on Exhibit C-4 of the Merger Agreement corresponding to the name of the holder of such option (the "Deferred Option Payment"). Each of the Company Option Plans and all options issued and outstanding thereunder shall terminate effective as of the Effective Time.

       2.9 EXCHANGE OF MERGER SUBSIDIARY COMMON STOCK. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock shall have been converted. Promptly after the Effective Time, the Surviving

Corporation shall issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which shall be canceled.

       2.10 EXCHANGE OF COMPANY STOCK. (a) The Company will instruct the holders of the certificate representing Company Stock to deliver such certificates at or after the Closing to Parent, duly endorsed for transfer to the Company, for cancellation. At the Closing with respect to certificates so delivered at or prior to the Closing, and as soon as practicable after delivery with respect to certificates not delivered until after Closing, Parent shall pay to each transferring holder thereof an amount of money equal to the Allocable Portion of the Closing Cash Amount to which such surrendered shares are entitled. Such payments shall be made by bank check delivered at Closing or mailed to the recipient pursuant to instructions given by the recipient; or by wire transfer of immediately available funds pursuant to instructions given by the recipient. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, it shall be a condition to the payment that the Company Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (b) All cash paid in respect of the Closing Cash Amount and rights to receive payments out of the Escrow Amount distributed upon the surrender for exchange of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

       (c) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article
2. As of the Effective Time, the holders of Company Certificates representing shares of Company Stock shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the MBCA. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate shall, after the Effective Time, represent for all purposes only the rights to receive the Closing Cash Amount and Escrow Amount to which the shares of Company Stock shall have been converted pursuant to the Merger as provided in Section 2.3 hereof.

       (d) In the event any Company Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such as may be required pursuant to this Article 2.

       2.11 EXCHANGE OF THE COMPANY WARRANTS AND COMPANY DEBENTURES. (a) The Company will instruct the holders of the Company Warrants and Company Debentures to deliver the Company Warrants and Company Debentures at or after the Closing to Parent, duly endorsed for transfer to the Company, At Closing, with respect to Company Warrants and Company Debentures so delivered at or prior to the Closing, and as soon as practicable after delivery, with respect to Company Warrants and Company Debentures not delivered until after Closing, Parent shall pay to each transferring holder thereof an amount of money equal to the Closing Warrant Payment to which such surrendered Company Warrants are entitled and the Closing Debenture Amount to which the Company Debentures are entitled. Such payments shall be made by bank check delivered at Closing or mailed to the recipient pursuant to instructions given by the recipient; or by wire transfer of immediately available funds pursuant to instructions given by the recipient.

       (b) All cash paid and rights to receive Escrow Amounts distributed upon surrender for exchange of Company Warrants and Company Debentures shall be deemed to have been issued in full satisfaction of all rights pertaining respectively to such Company Warrants and Company Debentures.

       2.12 ESCROW AGREEMENT; SHAREHOLDER REPRESENTATIVE. (a) The shareholders of the Company, by approving the Merger, agree to be bound by the terms of the Escrow Agreement referred to in Section 2.3, including, without limitation, the provisions thereof appointing a person to act as the representative (the "Shareholders' Representative") of the shareholders of the Company Stock and the holders of the Company Options, Company Warrants and Company Debentures (together, the "Selling Group") for the purpose of(i) administering and entering into the Escrow Agreement, settling on behalf of the Shareholders' claims made by Parent thereunder, (iii) representing the Shareholders in any proceedings relating to the Merger Agreement and (iv) performing any other actions specifically delegated to the Shareholders' Representative under the terms of the Merger Agreement. The Shareholders, by approving the Merger, will be bound by any and all actions taken by the Shareholders' Representative on their behalf. Acceptance by Shareholders of the Shareholders' Representative is a condition of the Merger.

       (b) A Committee appointed by the Board of Directors of the Company immediately prior to the Effective Time (the "Committee") may remove the Shareholders' Representative by unanimous vote of the Committee. If the Shareholders' Representative resigns or is no longer able to serve, the Committee must unanimously vote to appoint a new Shareholders' Representative within thirty (30) days after the resignation or notice of his, her or its inability to serve. A vote to appoint a new Shareholders' Representative is effective when (i) the Committee so elects to appoint a new Shareholders' Representative and (ii) the new Shareholders' Representative gives notice to Parent and the prior Shareholders' Representative of such vote.

       (c) Parent is entitled to rely exclusively upon communications or writings given or executed by the Shareholders' Representative with respect to the matters described in the Escrow Agreement and is not liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communication or writings given or executed by the Shareholders' Representative. Until Parent receives notice of appointment of a new Shareholders' Representative, Parent may rely upon actions taken by the prior Shareholders' Representative.

       2.13 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that upon the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation is Harmonic Systems Incorporated, Inc. (hereinafter referred to as the "Corporation")."

       2.14 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

       2.15 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall be duly elected and qualified.

                             HARMONIC SYSTEMS INCORPORATED
                                   SHAREHOLDER LIST
                         ACTUAL OUTSTANDING               AUGUST 10, 1998
                                                          ---------------


                                          Total
                                          Shares            Gross            Allocated           Exercise               Net
Warrant Holders                         Exercised         Proceeds            Expenses           Proceeds             Proceeds
---------------                         ---------         --------            --------           --------             --------

Series D Warrants
-----------------
NORWEST VENTURE W                         198,237     $    511,673.55     $    24,510.62     $     450,000.00     $      37,162.93

Series F Warrants
-----------------
Donald F. Swanson Revocable Trust          69,444     $    179,242.57     $     8,586.23     $      96,248.98     $      74,407.36
Barrs S. & Holly Lewis                      9,470     $     24,442.42     $     1,170.86     $      13,125.00     $      10,146.56
Richard W. & Loviah E. Aldinger            26,256     $     67,771.16     $     3,246.43     $      36,391.49     $      28,133.23
T.W. Ireland                               71,910     $    185,608.77     $     8,891.19     $      99,667.48     $      77,050.10
Floor Seal Technology Profit Sharing        6,106     $     15,760.47     $       754.97     $       8,463.00     $       6,542.50
Addison Piper                              31,566     $     81,475.67     $     3,902.92     $      43,750.49     $      33,822.27
Oscar Y. Lewis Sr.                         14,498     $     37,420.65     $     1,792.56     $      20,094.00     $      15,534.10
Helayne Bruntjen                           31,566     $     81,475.67     $     3,902.92     $      43,750.49     $      33,822.27
George N. Nelson Jr.                       41,957     $    108,295.29     $     5,187.65     $      58,151.99     $      44,955.65
Sally J. & Craig F. Smith                   7,210     $     18,609.76     $       891.46     $       9,993.00     $       7,725.30
Kenneth H. Dahlberg                       632,934     $  1,633,678.43     $    78,257.84     $     877,246.32     $     678,174.28
Warren Mack                                41,036     $    105,918.09     $     5,073.78     $      56,875.49     $      43,968.83
Norwest Equity Partners, IV                31,566     $     81,475.67     $     3,902.92     $      43,750.49     $      33,822.27
Norwest Equity Partners, V                 63,131     $    162,948.55     $     7,805.70     $      87,499.48     $      67,643.37
Philip O. Rick Revocable Living Trust       2,525     $      6,517.05     $       312.19     $       3,499.50     $       2,705.36
James P. Stephenson                        11,359     $     29,319.73     $     1,404.50     $      15,744.00     $      12,171.24
Thomas L. Kimer                             9,470     $     24,442.42     $     1,170.86     $      13,125.00     $      10,146.56
Advanta Partners LP                       791,936     $  2,044,082.07     $    97,917.34     $   1,097,623.27     $     848,541.46
                                        ------------------------------------------------------------------------------------------

Total F Warrants                        1,893,939     $  4,888,484.46     $   234,172.29     $   2,624,999.45     $   2,029,312.72


Series G Warrants
-----------------
Third Coast Capital                        28,408     $     73,324.47     $     3,512.45     $      49,500.00     $      20,312.02
                                        ------------------------------------------------------------------------------------------
 Total Warrants                         2,120,584     $  5,473,482.48     $   262,195.36     $   3,124,499.45     $   2,086,787.67




                                            Escrow              Escrow             First               Second
Warrant Holders                               %                   $'s           Distribution        Distribution
---------------                             ------              ------          ------------        ------------

Series D Warrants
-----------------
NORWEST VENTURE W                          0.07607%        $    5,324.59      $     31,838.35      $    5,324.59


Series F Warrants
Donald F. Swanson Revocable Trust          0.15230%        $   10,660.85      $     63,746.51      $   10,660.85
Barrs S. & Holly Lewis                     0.02077%        $    1,453.77      $      8,692.80      $    1,453.77
Richard W. & Loviah E. Aldinger            0.05758%        $    4,030.84      $     24,102.39      $    4,030.84
T.W. Ireland                               0.15771%        $   11,039.49      $     66,010.61      $   11,039.49
Floor Seal Technology Profit Sharing       0.01339%        $      937.39      $      5,605.12      $      937.39
Addison Piper                              0.06923%        $    4,845.95      $     28,976.32      $    4,845.95
Oscar Y. Lewis Sr.                         0.03180%        $    2,225.68      $     13,308.42      $    2,225.68
Helayne Bruntjen                           0.06923%        $    4,845.95      $     28,976.32      $    4,845.95
George N. Nelson Jr.                       0.09202%        $    6,441.10      $     38,514.55      $    6,441.10
Sally J. & Craig F. Smith                  0.01581%        $    1,106.86      $      6,618.45      $    1,106.86
Kenneth H. Dahlberg                        1.38809%        $   97,166.64      $    581,007.64      $   97,166.64
Warren Mack                                0.09000%        $    6,299.71      $     37,669.12      $    6,299.71
Norwest Equity Partners, IV                0.06923%        $    4,845.95      $     28,976.32      $    4,845.95
Norwest Equity Partners, V                 0.13845%        $    9,691.73      $     57,951.64      $    9,691.73
Philip O. Rick Revocable Living Trust      0.00554%        $      387.62      $      2,317.75      $      387.62
James P. Stephenson                        0.02491%        $    1,743.86      $     10,427.38      $    1,743.86
Thomas L. Kimer                            0,02077%        $    1,453.77      $      8,692.80      $    1,453.77
Advanta Partners LP                        1.73680%        $  121,576.31      $    726,965.15      $  121,576.31
                                           -----------------------------------------------------------------------

Total F Warrants                           4.15362%        $  290,753.43      $  1,738,559.28      $  290,753.43


Series G Warrants
-----------------
Third Coast Capital                        0.04157%        $    2,910.24      $     17,401.78      $    2,910.24
                                           -----------------------------------------------------------------------
 Total Warrants                            4.27126%        $  298,988.26      $  1,787,799.41      $  298,988.26




HARMONIC SYSTEMS INCORPORATED
-----------------------------
SUMMARY OF OPTIONS POST SPLIT
8/10/98
-------

                                Options
                             Outstanding            Gross         Allocated           Exercise            Net        Escrow
                               8/10/98            Proceeds        Expenses            Proceeds          Proceeds        %
                               -------            --------        --------            --------          --------     ------


Total Qualified Options        1,177,626     $   3,039,594.41  $   145,605.21    $   1,904,076.80  $   989,912.41    2.02616%


Total Non-Qualified Options      100,000     $     258,112.03  $    12,364.30    $     147,150.00  $    98,597.73    0.20181%


                               ----------------------------------------------------------------------------------------------
    Total                      1,277,626     $   3,297,706.45  $   157,969.51    $   2,051,226.80  $ 1,088,510.14    2.22798%




                                            Escrow               First               Second
                                              $'s            Distribution         Distribution
                                              ---            ------------         ------------


Total Qualified Options             $      141,831.48    $      848,080.92    $      141,831.48


Total Non-Qualified Options         $       14,126.77    $       84,470.97    $       14,126.77


                                    -----------------------------------------------------------
    Total                           $      155,958.25    $      932,551.89    $      155,958.25


HARMONIC SYSTEMS INCORPORATED
 INCENTIVE STOCK OPTIONS
8/10/98


                                      Options
                         Exercise   Outstanding        Gross              Allocated             Exercise                Net
GRANTEE                   Price       8/10/98         Proceeds             Expenses             Proceeds              Proceeds
-------                   -----       -------         --------             --------             --------              --------

Michael Burke          $   0.75        74,000   $      191,002.90      $    9,149.58      $      55,500.00      $      126,353.32
Michael Burke          $   2.50           -     $           -          $      -           $         -           $          -
                                     ----------------------------------------------------------------------------------------------
 Sub-total                             74,000   $      191,002.90      $    9,149.58      $      55,500.00      $      126,353.32

Daniel Hunt            $  0.875        50,000   $      129,056.02      $    6,182.15      $      43,750.00      $       79,123.87

Thomas Mayer           $  0.875        50,000   $      129,056.02      $    6,182.15      $      43,750.00      $       79,123.87
Thomas Mayer           $   2.50           -     $           -          $       -          $          -          $           -
Thomas Mayer           $   1.80         1,500   $        3,871.68      $      185.46      $       2,700.00      $          986.22
                                     ----------------------------------------------------------------------------------------------
 Sub-total                             51,500   $      132,927.70      $    6,367.61      $      46,450.00      $       80,110.08

John Payne             $  0.875        35,000   $       90,339.21      $    4,327.50      $      30,625.00      $       55,386.71
John Payne             $   2.50           -     $           -          $      -           $         -           $          -
John Payne             $   1.80         1,000   $        2,581.12      $      123.64      $       1,800.00      $          657.48
                                     ----------------------------------------------------------------------------------------------
 Sub-total                             36,000   $       92,920.33      $     4,451.15     $      32,425.00      $       56,044.18

Stan Rogge             $  0.875        39,000   $      100,663.69      $    4,822.08      $      34,125.00      $       61,716.62
Stan Rogge             $   2.50           -     $           -          $      -           $         -           $          -
Stan Rogge             $   2.50           -     $           -          $      -           $         -           $          -
Stan Rogge             $   1.80         2,000   $        5,162.24      $      247.29      $       3,600.00      $        1,314.95
Stan Rogge             $   1.80         3,000   $        7,743.36      $      370.93      $       5,400.00      $        1,972.43
                                     ----------------------------------------------------------------------------------------------
 Sub-total                             44,000   $      113,569.29      $    5,440.29      $      43,125.00      $       65,004.00

Rohert Schwartz        $   2.00         8,000   $       20,648.96      $      989.14      $      16,000.00      $        3,659.82
Robert Schwartz        $   2.50           -     $            -         $     -            $        -            $         -
                                     ----------------------------------------------------------------------------------------------
 Sub-total                              8,000   $       20,648.96      $      989.14      $      16,000.00      $        3,659.82

Don Denzer             $   2.00        35,000   $       90,339.21      $    4,327.50      $      70,000.00      $       16,011.71
Don Denzer             $   2.50           -     $           -          $      -           $         -           $          -
                                     ----------------------------------------------------------------------------------------------
 Sub-total                             35,000   $       90,339.21      $    4,327.50      $      70,000.00      $       16,011.71

John Meskinen          $   2.00        35,000   $       90,339.21      $    4,327.50      $      70,000.00      $       16,011.71
John Meskinen          $   2.50           -     $           -          $      -           $         -           $          -
                                     ----------------------------------------------------------------------------------------------
 Sub-total                             35,000   $       90,339.21      $    4,327.50      $      70,000.00      $       16,011.71




                                       Escrow         Escrow                First                 Second
GRANTEE                                   %             $'s              Distribution          Distribution
-------                                  ---            ---              ------------          ------------

Michael Burke                                      $    18,103.50     $      108,249.82       $    18,103.50
Michael Burke                                      $        -         $            -          $          -
                                      ----------------------------------------------------------------------
 Sub-total                            0.25862%     $    18,103.50     $      108,249.82       $    18,103.50

Daniel Hunt                           0.16195%     $    11,336.61     $       67,787.25       $    11,336.61

Thomas Mayer                                       $    11,336.61     $       67,787.25       $    11,336.61
Thomas Mayer                                       $         -        $             -         $           -
Thomas Mayer                                       $       141.30     $          844.91       $       141.30
                                      ----------------------------------------------------------------------
 Sub-total                            0.16397%     $    11,477.92     $       68,632.17       $    11,477.92

John Payne                                         $     7,935.63     $       47,451.08       $     7,935.63
John Payne                                         $         -        $             -         $           -
John Payne                                         $        94.20     $          563.28       $        94.20
                                      ----------------------------------------------------------------------
 Sub-total                            0.11471%     $     8,029.83     $       48,014.35       $     8,029.83

Stan Rogge                                         $     8,842.56     $       52,874.06       $     8,842.56
Stan Rogge                                         $       -          $           -           $         -
Stan Rogge                                         $       -          $           -           $         -
Stan Rogge                                         $       188.40     $        1,126.55       $       188.40
Stan Rogge                                         $       282.60     $        1,689.83       $       282.60
                                      ----------------------------------------------------------------------
 Sub-total                            0.13305%     $     9,313.57     $       55,690.44       $     9,313.37

Rohert Schwartz                                    $       524.37     $        3,135.45       $       524.37
Robert Schwartz                                    $       -          $           -           $         -
                                      ----------------------------------------------------------------------
 Sub-total                            0.00749%     $       524.37     $        3,135.45       $       524.37

Don Denzer                                         $      2294.11     $       13,717.60       $     2,294.11
Don Denzer                                         $       -          $           -           $         -
                                      ----------------------------------------------------------------------
 Sub-total                            0.03277%     $     2,294.11     $       13,717.60       $     2,294.11

John Meskinen                                      $     2,294.11     $       13,717.60       $     2,294.11
John Meskinen                                      $        -         $            -          $          -
                                      ----------------------------------------------------------------------
 Sub-total                            0.03277%     $     2,294.11     $       13,717.60       $     2,294.11



HARMONIC SYSTEMS INCORPORATED
 INCENTIVE STOCK OPTIONS
8/10/98


                                     Options
                        Exercise   Outstanding         Gross                Allocated            Exercise             Net
GRANTEE                  Price       8/10/98         Proceeds                Expenses            Proceeds           Proceeds
-------                  -----       -------         --------                --------            --------           --------

Renee McPherson        $   2.00         8,000      $   20,648.96          $     989.14        $   16,000.00        $   3,659.82
Renee McPherson        $   2.50           -        $      -               $     -             $      -             $     -
                                   --------------------------------------------------------------------------------------------
 Sub-total                              8,000      $   20,648.96          $     989.14        $   16,000.00        $   3,659.82

Charles Price          $   2.00        25,000      $   64,528.01          $   3,091.07        $   50,000.00        $  11,436.93
Charles Price          $   2.50           -        $      -               $     -             $      -             $     -
                                   --------------------------------------------------------------------------------------------
 Subtotal                              25,000      $   64,528.01          $   3,091.07        $   50,000.00        $  11,436.93

Craig Twedt            $   2.00         4,000      $   10,324.48          $     494.57        $    8,000.00        $   1,829.91
Craig Twedt            $   2.50           -        $      -               $     -             $      -             $     -
                                   --------------------------------------------------------------------------------------------
 Sub-total                              4,000      $   10,324.48          $     494.57        $    8,000.00        $   1,829.91

Dan Donovan            $   2.50           -        $      -               $     -             $      -             $     -
Dan Donovan            $   1.80        22,000      $   56,784.65          $   2,720.15        $   39,600.00        $  14,464.50
                                   --------------------------------------------------------------------------------------------
 Sub-total                             22,000      $   56,784.65          $   2,720.15        $   39,600.00        $  14,464.50

Dave Carroll           $   2.50           -        $      -               $     -             $      -             $     -

Ed Mackay              $   1.80        70,000      $  180,678.42          $   8,655.01        $  126,000.00        $  46,023.41
Ed Mackay              $   1.80         3,526      $    9,101.03          $     435.97        $    6,346.80        $   2,318.27
                                   --------------------------------------------------------------------------------------------
 Sub-total                             73,526      $  189,779.45          $   9,090.97        $  132,346.80        $  48,341.68

Scott Fraser           $   2.50           -        $      -               $     -             $      -             $     -
Scott Fraser           $   2.50           -        $      -               $     -             $      -             $     -
Scott Fraser           $   1.80        20,000      $   51,622.41          $   2,472.86        $   36,000.00        $  13,149.55
                                   --------------------------------------------------------------------------------------------
 Sub-total                             20,000      $   51,622.41          $   2,472.86        $   36,000.00        $  13,149.55

Mike Oland             $   2.50           -        $     -                $     -             $      -             $     -
Mike Oland             $   2.50           -        $     -                $     -             $      -             $     -
                                   --------------------------------------------------------------------------------------------
 Sub-total                                -        $     -                $    -              $     -              $    -




                           Escrow          Escrow                 First               Second
GRANTEE                       %              $'s              Distribution         Distribution
-------                      ---             ---              ------------         ------------

Renee McPherson                          $    524.37          $   3,135.45         $    524.37
Renee McPherson                          $    -               $     -              $     -
                          --------------------------------------------------------------------
 Sub-total                0.00749%       $    524.37          $   3,135.45         $    524.37

Charles Price                            $  1,638.65          $   9,798.29         $  1,638.65
Charles Price                            $    -               $     -              $     -
                          --------------------------------------------------------------------
 Subtotal                 0.02341%       $  1,638.65          $   9,798.29         $  1,638.65

Craig Twedt                              $    262.18          $   1,567.73         $    262.18
Craig Twedt                              $    -               $     -              $     -
                          --------------------------------------------------------------------
 Sub-total                0.00375%       $    262.18          $   1,567.73         $    262.18

Dan Donovan                              $    -               $     -              $     -
Dan Donovan                              $  2,072.43          $  12,392.07         $  2,072.43
                          --------------------------------------------------------------------
 Sub-total                0.02961%       $  2,072.43          $  12,392.07         $  2,072.43

Dave Carroll              0.00000%       $    -               $     -              $     -

Ed Mackay                                $  6,594.09          $  39,429.33         $  6,594.09
Ed Mackay                                $    332.15          $   1,986.11         $    332.15
                          --------------------------------------------------------------------
 Sub-total                0.09895%       $  6,926.24          $  41,415.44         $  6,926.24

Scott Fraser                             $    -               $     -              $     -
Scott Fraser                             $    -               $     -              $     -
Scott Fraser                             $  1,884.02          $  11,265.52         $  1,884.02
                          --------------------------------------------------------------------
 Sub-total                0.02691%       $  1,884.02          $  11,265.52         $  1,884.02

Mike Oland                               $     -              $      -             $     -
Mike Oland                               $     -              $      -             $     -
                          --------------------------------------------------------------------
 Sub-total                0.00000%       $     -              $      -             $     -



HARMONIC SYSTEMS INCORPORATED
 INCENTIVE STOCK OPTIONS
8/10/98


                                     Options
                        Exercise    Outstanding        Gross            Allocated               Exercise               Net
GRANTEE                   Price       8/10/98         Proceeds           Expenses               Proceeds            Proceeds
-------                   -----       -------         --------           --------               --------            --------

Ron Zins                $   2.50           -      $        -            $      -               $      -             $     -
Ron Zins                $   2.50           -      $        -            $      -               $      -             $     -
                                    --------------------------------------------------------------------------------------------
 Sub-total                                 -      $        -            $      -               $      -             $     -

Daniel Savage           $   2.50           -      $        -            $      -               $      -             $     -
Daniel Savage           $   2.50           -      $        -            $      -               $      -             $     -
                                    --------------------------------------------------------------------------------------------
 Sub-total                                 -      $        -            $      -               $      -             $     -

Ed Learned              $   2.50           -      $        -            $      -               $      -             $     -

Suzanne Orimme(Bost     $   2.50           -      $        -            $      -               $      -             $     -

Tim Hurley              $   2.50           -      $        -            $      -               $      -             $     -

Jim Johnson             $   2.50           -      $        -            $      -               $      -             $     -

Shawn Lovett            $   2.50           -      $        -            $      -               $      -             $     -
Shawn Lovett            $   1.80         4,000    $     10,324.48       $      494.57          $    7,200.00        $   2,629.91
                                    --------------------------------------------------------------------------------------------
 Sub-total                               4,000    $     10,324.48       $      494.57          $    7,200.00        $   2,629.91

Bob Ludwig              $   2.50           -      $        -            $      -               $      -             $     -

Tom Ring                $   2.50           -      $        -            $      -               $      -             $     -
Ted Sanft               $   2.50                  $        -            $      -               $      -             $     -
Ted Sanft               $   1.80         5,000    $     12,905.60       $      618.21          $    9,000.00        $   3,287.39
                                    --------------------------------------------------------------------------------------------
 Sub-total                               5,000    $     12,905.60       $      618.21          $    9,000.00        $   3,287.39

Steve McGuinness        $   1.80        10,000    $     25,811.20       $    1,236.43          $   18,000.00        $   6,574.77
                                    --------------------------------------------------------------------------------------------

Total Qualified Options Employees      505,026    $  1,303,532.88       $   62,442.93          $  693,396.80        $ 547,693.15



                                Escrow            Escrow              First               Second
GRANTEE                            %                $'s            Distribution        Distribution
-------                           ---               ---            ------------        ------------

Ron Zins                                     $         -         $         -        $         -
Ron Zins                                     $         -         $         -        $         -
                                ----------------------------------------------------------------
 Sub-total                      0.00000%     $         -         $         -        $         -

Daniel Savage                                $         -         $         -        $         -
Daniel Savage                                $         -         $         -        $         -
                                ----------------------------------------------------------------
 Sub-total                      0.00000%     $         -         $         -        $         -

Ed Learned                      0.00000%     $         -         $         -        $         -

Suzanne Orimme(Bost             0.00000%     $         -         $         -        $         -

Tim Hurley                      0.00000%     $         -         $         -        $         -

Jim Johnson                     0.00000%     $         -         $         -        $         -

Shawn Lovett                                 $         -         $        -         $         -
Shawn Lovett                                 $     376.80        $   2,253.10       $     376.80
                                ----------------------------------------------------------------
 Sub-total                      0.00538%     $     376.80        $   2,253.10       $     376.80

Bob Ludwig                      0.00000%     $     -             $     -            $     -

Tom Ring                        0.00000%     $     -             $     -            $     -
Ted Sanft                                    $     -             $      -           $       -
Ted Sanft                                    $     471.01        $   2,816.38       $     471.01
                                ----------------------------------------------------------------
 Sub-total                      0.00673%     $     471.01        $   2,816.38       $     471.01

Steve McGuinness                0.01346%     $     942.01        $   5,632.76       $     942.01
                                ----------------------------------------------------------------
Total Qualified
  Options Employees             1.12102%     $  78,471.72        $ 469,221.43       $  78,471.72


HARMONIC SYSTEMS INCORPORATED
 INCENTIVE STOCK OPTIONS
8/10/98


                                                    Options
                                    Exercise      Outstanding              Gross             Allocated              Exercise
GRANTEE                              Price         8/10/98                Proceeds            Expenses              Proceeds
-------                              -----         -------                --------            --------              --------
Erika Schwamb                      $    1.80           500         $        1,290.56       $        61.82      $        900.00
Brett Lasson                       $    1.80           800         $        2,064.90       $        98.91      $      1,440.00
Andy Roberts                       $    1.80       250,000         $      645,280.08       $    30,910.75      $    450,000.00
Nency Koob                         $    1.80           250         $          645.28       $        30.91      $        450.00
Vicki Caron                        $    1.80           500         $        1,290.56       $        61.82      $        900.00
Rick Wilson                        $    1.80       100,000         $      258,112.03       $    12,364.30      $    180,000.00
Michael Thompson                   $    1.80        25,000         $       64,528.01       $     3,091.07      $     45,000.00
Tom Smith                          $    1.80         3,000         $        7,743.36       $       370.93      $      5,400.00
Catherine Chen                     $    1.80         7,000         $       18,067.84       $       865.50      $     12,600.00

Leon Retzlaff                      $    1.80           500         $        1,290.56       $        61.82      $        900.00
Leon Retzlaff                      $    1.80         1,000         $        2,581.12       $       123.64      $      1,800.00
                                                  ----------------------------------------------------------------------------
 Sub-total                                           1,500         $        3,871.68       $       185.46      $      2,700.00

Tom Pluck                          $    1.80           500         $        1,290.56       $        61.82      $        900.00
Tom Pluck                          $    1.80         1,500         $        3,871.68       $       185.46      $      2,700.00
                                                  ----------------------------------------------------------------------------
 Sub-total                                           2,000         $        5,162.24       $       247.29      $      3,600.00

Alson Toavs                        $    1.80         3,500         $        9,033.92       $       432.75      $      6,300.00
Gerry Fischer                      $    1.80         3,000         $        7,743.36       $       370.93      $      5,400.00
Milton Miller                      $    1.80           800         $        2,064.90       $        98.91      $      1,440.00

Peter Eisch                        $    1.80        10,000         $       25,811.20       $     1,236.43      $     18,000.00
Peter Eisch                        $    1.80         5,000         $       12,905.60       $       618.21      $      9,000.00
Peter Eisch                        $    1.80        10,000         $       25,811.20       $     1,236.43      $     18,000.00
                                                  ----------------------------------------------------------------------------
 Sub-total                                          25,000         $       64,528.01       $     3,091.07      $     45,000.00

Ann Freemyer                       $    1.80           500         $        1,290.56       $        61.82      $        900.00
Ann Freemyer                       $    1.80         1,500         $        3,871.68       $       185.46      $      2,700.00
                                                  ----------------------------------------------------------------------------
 Sub-total                                           2,000         $        5,162.24       $       247.29      $      3,600.00

Michael Knapp                      $    1.80           500         $        1,290.56       $        61.82      $        900.00
Michael Reilly                     $    1.80           500         $        1,290.56       $        61.82      $        900.00

Michael Holmberg                   $    1.80           500         $        1,290.56       $        61.82      $        900.00
Michael Holmberg                   $    1.80         1,000         $        2,581.12       $       123.64      $      1,800.00
                                                  ----------------------------------------------------------------------------
 Sub-total                                           1,500         $        3,871.68       $       185.46      $      2,700.00

Michael Fremming                   $    1.80           500         $        1,290.56       $        61.82      $        900.00
Tracy Cook                         $    1.80        17,000         $       43,879.05       $     2,101.93      $     30,600.00

Christopher Wiess                  $    1.80         1,000         $        2,581.12       $       123.64      $      1,800.00
Christopher Wiess                  $    1.80         2,000         $        5,162.24       $       247.29      $      3,600.00
                                                  ----------------------------------------------------------------------------
 Sub-total                                           3,000         $        7,743.36       $       370.93      $      5,400.00

Jerry Eidsvoog                     $    1.80           250         $          645.28       $        30.91      $        450.00
Tom Lee                            $    1.80        10,000         $       25,811.20       $     1,236.43      $     18,000.00

Nadia El-Afendi                    $    1.80         6,000         $       15,486.72       $       741.86      $     10,800.00
Nadis El-Afendi                    $    1.80         5,000         $       12,905.60       $       618.21      $      9,000.00
                                                  ----------------------------------------------------------------------------
 Sub-total                                          11,000         $       28,392.32       $     1,360.07      $     19,800.00

Frank Baker                        $    1.80        10,000         $       25,811.20       $     1,236.43      $     18,000.00
Pat Conlan                         $    1.80           500         $        1,290.56       $        61.82      $        900.00
Jeanie Close                       $    1.80         5,000         $       12,905.60       $       618.21      $      9,000.00
Peter Landry                       $    1.80         6,000         $       15,486.72       $       741.86      $     10,800.00
Asnake Meshesha                    $    1.80           250         $          645.28       $        30.91      $        450.00
Chip Bergquist                     $    1.80         2,500         $        6,452.80       $       309.11      $      4,500.00
Joleen Persien                     $    1.80         1,000         $        2,581.12       $       123.64      $      1,800.00
Holly Jepson                       $    1.80         2,500         $        6,432.80       $       309.11      $      4,500.00
Dave Duggan                        $    1.80         1,000         $        2,581.12       $       123.64      $      1,800.00
                                                  ----------------------------------------------------------------------------
Sub-total                                          497,850         $    1,285,010.76        $   61,555.67       $   896,130.00



                                     Net               Escrow          Escrow              First                Second
GRANTEE                           Proceeds               %               $'s            Distribution         Distribution
-------                           --------              ---              ---            ------------         ------------
Erika Schwamb                $        328.74          0.00067%     $       47.10       $       281.64       $       47.10
Brett Lasson                 $        525.98          0.00108%     $       75.36       $       450.62       $       75.36
Andy Roberts                 $    164,369.33          0.33643%     $   23,550.31       $   140,819.02       $   23,550.31
Nency Koob                   $        164.37          0.00034%     $       23.55       $       140.82       $       23.55
Vicki Caron                  $        328.74          0.00067%     $       47.10       $       281.64       $       47.10
Rick Wilson                  $     65,747.73          0.13457%     $    9,420.12       $    56,327.61       $    9,420.12
Michael Thompson             $     16,436.93          0.03364%     $    2,355.03       $    14,081.90       $    2,355.03
Tom Smith                    $      1,972.43          0.00404%     $      282.60       $     1,689.83       $      282.60
Catherine Chen               $      4,602.34          0.00942%     $      659.41       $     3,942.93       $      659.41

Leon Retzlaff                $        328.74                       $       47.10       $       281.64       $       47.10
Leon Retzlaff                $        657.48                       $       94.20       $       563.28       $       94.20
                             --------------------------------------------------------------------------------------------
 Sub-total                   $        986.22          0.00202%     $      141.30       $       844.91       $      141.30

Tom Pluck                    $        328.74                       $       47.10       $       281.64       $       47.10
Tom Pluck                    $        986.22                       $      141.30       $       844.91       $      141.30
                             --------------------------------------------------------------------------------------------
 Sub-total                   $      1,314.95          0.00269%     $      188.40       $     1,126.55       $      188.40

Alson Toavs                  $      2,301.17          0.00471%     $      329.70       $     1,971.47       $      329.70
Gerry Fischer                $      1,972.43          0.00404%     $      282.60       $     1,689.83       $      282.60
Milton Miller                $        525.98          0.00108%     $       75.36       $       450.62       $       75.36

Peter Eisch                  $      6,574.77                       $      942.01       $     5,632.76       $      942.01
Peter Eisch                  $      3,287.39                       $      471.01       $     2,816.38       $      471.01
Peter Eiach                  $      6,574.77                       $      942.01       $     5,632.76       $      942.01
                             --------------------------------------------------------------------------------------------
 Sub-total                   $     16,436.93          0.03364%     $    2,355.03       $    14,081.90       $    2,355.03

Ann Freemyer                 $        328.74                       $       47.10       $       281.64       $       47.10
Ann Freemyer                 $        986.22                       $      141.30       $       844.91       $      141.30
                             --------------------------------------------------------------------------------------------
 Sub-total                   $      1,314.95          0.00269%     $      188.40       $     1,126.55       $      188.40

Michael Knapp                $        328.74          0.00067%     $       47.10       $       281.64       $       47.10
Michael Reilly               $        328.74          0.00067%     $       47.10       $       281.64       $       47.10

Michael Holmberg             $        328.74                       $       47.10       $       281.64       $       47.10
Michael Holmberg             $        657.48                       $       94.20       $       563.28       $       94.20
                             --------------------------------------------------------------------------------------------
 Sub-total                   $        986.22          0.00202%     $      141.30       $       844.91       $      141.30

Michael Fremming             $        328.74          0.00067%     $       47.10       $       281.64       $       47.10
Tracy Cook                   $     11,177.11          0.02288%     $    1,601.42       $     9,575.69       $    1,601.42

Christopher Wiess            $        657.48                       $       94.20       $       563.28       $       94.20
Christopher Wiess            $      1,314.95                       $      188.40       $     1,126.55       $      188.40
                             --------------------------------------------------------------------------------------------
 Sub-total                   $      1,972.43          0.00404%     $      282.60       $     1,689.83       $      282.60

Jerry Eidsvoog               $        164.37          0.00034%     $       23.55       $       140.82       $       23.55
Tom Lee                      $      6,574.77          0.01346%     $      942.01       $     5,632.76       $      942.01

Nadia El-Afendi              $      3,944.86                       $      565.21       $     3,379.66       $      565.21
Nadis El-Afendi              $      3,287.39                       $      471.01       $     2,816.38       $      471.01
                             --------------------------------------------------------------------------------------------
 Sub-total                   $      7,232.25          0.01480%     $    1,036.21       $     6,196.04       $    1,036.21

Frank Baker                  $      6,574.77          0.01346%     $      942.01       $     5,632.76       $      942.01
Pat Conlan                   $        328.74          0.00067%     $       47.10       $       281.64       $       47.10
Jeanie Close                 $      3,287.39          0.00067%     $      471.01       $      2816.38       $      471.01
Peter Landry                 $      3,944.86          0.00807%     $      565.21       $     3,379.66       $      565.21
Asnake Meshesha              $        164.37          0.00034%     $       23.55       $       140.82       $       23.55
Chip Bergquist               $      1,643.69          0.00336%     $      235.50       $     1,408.19       $      235.50
Joleen Persien               $        657.48          0.00135%     $       94.20       $       563.28       $       94.20
Holly Jepson                 $      1,643.69          0.00336%     $      235.50       $     1,408.19       $      235.50
Dave Duggan                  $        657.48          0.00035%     $       94.20       $       563.28       $       94.20
                             --------------------------------------------------------------------------------------------
Sub-total                    $   327,325.09           0.66997%      $  46,898.09       $   280,427.00       $   46,898.09


HARMONIC SYSTEMS INCORPORATED
 INCENTIVE STOCK OPTIONS
8/10/98


                                                        Options
                                         Exercise      Outstanding            Gross         Allocated              Exercise
GRANTEE                                   Price          8/10/98             Proceeds        Expenses              Proceeds
-------                                   -----          -------             --------        --------              --------
Michael Chmelowsky                       $   1.80           750     $       1,935.84    $        92.73     $       1,350.00
Martha Barness                           $   1.80         2,000     $       5,162.24    $       247.29     $       3,600.00
Brenda Esson                             $   1.80           500     $       1,290.56    $        61.82     $         900.00
Wayne Garrison                           $   1.80        20,000     $      51,622.41    $     2,472.86     $      36,000.00
Kathy Grauberger                         $   1.80           500     $       1,290.56    $        61.82     $         900.00
Jeffrey Hale                             $   1.80           -       $         -         $       -          $         -
Jeffrey Hale (Terminated 1/9/98)                                                                -                    -
Laura Holmbeck                           $   1.80           500     $       1,290.56    $        61.82     $         900.00
David Ingwald                            $   1.80           -       $         -         $         -        $         -
David Ingwald (Terminated)
James Kaufman                            $   1.80         1,000     $       2,581.12    $       123.64     $       1,800.00
Jennifer Korby                           $   1.80           500     $       1,290.56    $        61.82     $         900.00
Frank Kuhar                              $   1.80       130,000     $     335,545.64    $    16,073.59     $     234,000.00
Steve Larson                             $   1.80           500     $       1,290.56    $        61.82     $         900.00
Sayyara Munshi                           $   1.80           -       $                   $       -          $         -
Sayyara Munshi (Terminated 7/22/98)
Taylor Root                              $   1.80         1,000     $       2,581.12    $       123.64     $       1,800.00
Robert Stokes                            $   1.80         5,000     $      12,905.60    $       618.21     $       9,000.00
Lindsey Swint                            $   1.80        10,000     $      25,811.20    $     1,236.43     $      18,000.00
Patrick Weisman                          $   1.80         1,000     $       2,581.12    $       123.64     $       1,800.00
Christine Woefle                         $   1.80         1,000     $       2,581.12    $       123.64     $       1,800.00
Chris Radlinski                          $   1.80           500     $       1,290.56    $        61.82     $         900.00
                                                       -------------------------------------------------------------------
Subtotal New Employees 1998                             174,750     $    451,050.78     $   21,606.61      $    314,550.00

                                                       -------------------------------------------------------------------
Total Qualified Options                               1,177,626     $  3,039,594.41     $  145,605.21      $  1,904,076.80



                                              Net             Escrow             Escrow              First                Second
GRANTEE                                     Proceeds             %                 $'s            Distribution         Distribution
-------                                     --------            ---                ---            ------------         ------------
Michael Chmelowsky                      $         493.11       0.00101%       $      70.65     $       422.46     $         70.65
Martha Barness                          $       1,314.95       0.00269%       $     188.40     $     1,126.55     $        188.40
Brenda Esson                            $         328.74       0.00067%       $      47.10     $       281.64     $         47.10
Wayne Garrison                          $      13,149.55       0.02691%       $   1,884.02     $    11,265.52     $      1,884.02
Kathy Grauberger                        $         328.74       0.00067%       $      47.10     $       281.64     $         47.10
Jeffrey Hale                            $            -         0.00000%       $     -          $        -         $        -
Jeffrey Hale (Terminated 1/9/98)                     -         0.00000%             -                   -                  -
Laura Holmbeck                          $         328.74       0.00067%       $      47.10     $       281.64     $         47.10
David Ingwald                           $            -         0.00000%       $     -          $        -         $        -
David Ingwald (Terminated)                                     0.00000%
James Kaufman                           $         657.48       0.00135%       $        94.20   $       563.28     $         94.20
Jennifer Korby                          $         328.74       0.00067%       $        47.10   $       281.64     $         47.10
Frank Kuhar                             $      85,472.05       0.17495%       $    12,246.16   $    73,225.89     $     12,246.16
Steve Larson                            $         328.74       0.00067%       $        47.10   $       281.64     $         47.10
Sayyara Munshi                          $            -         0.00000%       $     -          $        -         $        -
Sayyara Munshi (Terminated 7/22/98)                            0.00000%
Taylor Root                             $         657.48       0.00135%       $        94.20   $       563.28     $         94.20
Robert Stokes                           $       3,287.39       0.00673%       $       471.01   $     2,816.38     $        471.01
Lindsey Swint                           $       6,574.77       0.01346%       $       942.01   $     5,632.76     $        942.01
Patrick Weisman                         $         657.48       0.00135%       $        94.20   $       563.28     $         94.20
Christine Woefle                        $         657.48       0.00135%       $        94.20   $       563.28     $         94.20
Chris Radlinski                         $         328.74       0.00067%       $        47.10   $       281.64     $         47.10
                                        ----------------------------------------------------------------------------------------
Subtotal New Employees 1998             $    114,894.16       0.23517%        $   16,461.67    $   98,432.50      $    16,461.67
                                        ----------------------------------------------------------------------------------------
Total Qualified Options                 $    989,912.41       2.02616%        $  141,831.48    $  848,080.92      $   141,831.48


HARMONIC SYSTEMS INCORPORATED
 INCENTIVE STOCK OPTIONS
8/10/98


                                                 Options
                                   Exercise    Outstanding           Gross        Allocated           Exercise               Net
GRANTEE                             Price       8/10/98             Proceeds       Expenses           Proceeds            Proceeds
-------                             -----       -------             --------       --------           --------            --------

John Akins                      $   0.875        10,000       $    25,811.20     $   1,236.43        $    8,750.00    $  15,824.77
John Akins                      $    2.00        10,000       $    25,811.20     $   1,236.43        $   20,000.00    $   4,574.77
                                               -----------------------------------------------------------------------------------
John Akins Total                                 20,000       $    51,622.41     $   2,472.86        $   28,750.00    $  20,399.55

Timon Sloane                    $   0.875        20,000       $    51,622.41     $   2,472.86        $   17,500.00    $  31,649.55
Timon Sloane                    $    2.00        20,000       $    51,622.41     $   2,472.86        $   40,000.00    $   9,149.55
                                               -----------------------------------------------------------------------------------
Timon Sloane Total                               40,000       $   103,244.81     $   4,945.72        $   57,500.00    $  40,799.09

Paul Waldon                     $    2.50           -         $                  $     -             $      -         $     -

Bob Wilsey                      $   0.875        12,000       $    30,973.44     $   1,483.72        $   10,500.00    $  18,989.73

Shawn Gillam                    $    1.80        20,000       $    51,622.41     $   2,472.86        $   36,000.00    $  13,149.55

Kevin Owling                    $    1.80         8,000       $    20,648.96     $     989.14        $   14,400.00    $   5,259.82
                                               -----------------------------------------------------------------------------------
Total Non-Qualified Options                     100,000       $   258,112.03     $  12,364.30        $  147,150.00    $  98,597.73


                                  Escrow          Escrow              First                Second
GRANTEE                              %              $'s            Distribution         Distribution
-------                             ---             ---            ------------         ------------

John Akins                                     $   2,267.32       $  13,557.45         $  2,267.32
John Akins                                     $     655.46       $   3,919.31         $    655.46
                                  ----------------------------------------------------------------
John Akins Total                  0.04175%     $   2,922.78       $  17,476.76         $  2,922.78

Timon Sloane                                   $   4,534.65       $   27,114.90        $   4,534.65
Timon Sloane                                   $   1,310.92       $    7,838.63        $   1,310.92
                                  ----------------------------------------------------------------
Timon Sloane Total                0.08351%     $   5,845.56       $   34,953.53        $   5,845.56

Paul Waldon                       0.00000%     $     -            $      -             $     -

Bob Wilsey                        0.03887%     $   2,720.79       $   16,268.94        $   2,720.79

Shawn Gillam                      0.02691%     $   1,884.02       $   11,265.52        $   1,884.02

Kevin Owling                      0.01077%     $     753.61       $    4,506.21        $     753.61
                                  ----------------------------------------------------------------
Total Non-Qualified Options       0.20181%     $  14,126.77       $   84,470.97        $  14,126.77


                                  Exhibit B to the Agreement and Plan of Merger

================================================================================


                               ESCROW AGREEMENT


                                    among



                       ALLIANCE DATA SYSTEMS CORPORATION



                        -------------------------------




                        as Shareholders' Representative


                                     and



                        -------------------------------


                                as Escrow Agent




                           Dated as of       ,  1998


================================================================================

                                 TABLE OF CONTENTS

                                                                          Page
SECTION I     Appointment of Escrow Agent; Resignation and Successor . . . . 1
  1.1    Appointment of Escrow Agent . . . . . . . . . . . . . . . . . . . . 1
  1.2    Resignation of Escrow Agent; Appointment of Successor . . . . . . . 1

SECTION II    Escrow Arrangements. . . . . . . . . . . . . . . . . . . . . . 2
  2.1    Liability Secured by the Escrow Deposit . . . . . . . . . . . . . . 2
  2.2    Delivery of the Deposit, etc. . . . . . . . . . . . . . . . . . . . 2
  2.3    Investment of the Escrow Amount . . . . . . . . . . . . . . . . . . 3
  2.4    Distribution of Interest. . . . . . . . . . . . . . . . . . . . . . 3

SECTION III   Release of the Escrow Amount . . . . . . . . . . . . . . . . . 3
  3.1    Distributions for . . . . . . . . . . . . . . . . . . . . . . . . . 4
  3.2    Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  3.3    Dispute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION IV    Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . 8
  4.1    Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  4.2    Responsibilities of Escrow Agent. . . . . . . . . . . . . . . . . . 8

SECTION V     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .10
  5.1    Shareholders' Representative. . . . . . . . . . . . . . . . . . . .10
  5.2    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
  5.3    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
  5.4    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  5.5    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  5.6    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  5.7    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
  5.8    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .12
  5.9    Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . .12
  5.10   Governing Law; Jurisdiction . . . . . . . . . . . . . . . . . . . .13
  5.11   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
  5.12   Condition to Effectiveness. . . . . . . . . . . . . . . . . . . . .13

                                   ESCROW AGREEMENT


       ESCROW AGREEMENT, dated as of ________________, 1998, among Alliance Data Systems Corporation, a Delaware corporation ("Parent"), Barrs S. Lewis, as Shareholders' representative (or any successor thereto, the "Shareholders Representative"), and ____________ a national banking association, having its headquarters in _________________ (the "Escrow Agent").

       WHEREAS, Parent, HSI Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Harmonic Systems Incorporated, a Minnesota corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of August 14, 1998 (the "Merger Agreement"), providing for the merger of the Merger Subsidiary with and into the Company;

       WHEREAS, Section 1.3(b) of the Merger Agreement provides that at the Closing (as such term and other capitalized terms used herein without definition are defined in the Merger Agreement), the Indemnification Escrow Deposit in the amount of $7,000,000 and the Retention Payment Escrow Deposit in the amount of $[1,500,000] shall be delivered to the Escrow Agent, which shall be held and disbursed by the Escrow Agent pursuant to the terms hereof;

       NOW, THEREFORE, the parties hereto agree as follows:

                                     SECTION I

       APPOINTMENT OF ESCROW AGENT; RESIGNATION AND SUCCESSOR

       1.1 APPOINTMENT OF ESCROW AGENT. The Escrow Agent is hereby appointed, and accepts its appointment and designation as, Escrow Agent pursuant to the terms and conditions of this Agreement.

       1.2 RESIGNATION OF ESCROW AGENT; APPOINTMENT OF SUCCESSOR. The Escrow Agent acting at any time hereunder may resign at any time by giving at least 60 days' prior written notice of resignation to Parent and the Shareholders' Representative, such resignation to be effective on the date specified in such notice. Upon receipt of such notice, Parent and the Shareholders' Representative shall, unless they otherwise agree, appoint a [bank or trust company with a combined capital and surplus of at least $100 million] as successor to the Escrow Agent, by a written instrument delivered to such successor Escrow Agent, Parent and the Shareholders' Representative whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the resigning Escrow Agent as of the effective date of resignation as if originally named herein. Upon such assignment of this Agreement, the resigning Escrow Agent shall duly transfer and deliver the Escrow Amount (as defined in Section 2.2(b) hereof), at the time held by the resigning Escrow Agent, to such successor Escrow Agent, PROVIDED that, if no successor Escrow Agent shall have been appointed on the effective date of resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent may pay any funds remaining in the Escrow Account (as defined in Section 2.2(b)) into a court of competent jurisdiction.

                                      SECTION II

                                 ESCROW ARRANGEMENTS

       2.1 LIABILITY SECURED BY THE ESCROW DEPOSIT. This Agreement has been executed and delivered, and the Escrow Account is hereby established, to facilitate any indemnification which any Shareholder may owe to Parent pursuant to Article 7 of the Merger Agreement.

       2.2 DELIVERY OF THE DEPOSIT, ETC. (a) At the Effective Time, Parent shall deliver to the Escrow Agent, by wire transfer of immediately available funds, the Indemnification Escrow Deposit and the Retention Payment Escrow Deposit (together, the "Escrow Deposit"). The parties acknowledge and agree that for tax purposes, the Escrow Agent shall report all Earnings (as defined in Section 2.2(b) hereof) on the Escrow Deposit as attributable to the Shareholders and shall be reported by the Shareholders for federal, state, and local tax purposes for the accounts of the Shareholders. Any disbursement of the Escrow Deposit shall be allocated and paid by the Escrow Agent as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

       (b) The Escrow Agent shall hold the Escrow Deposit and all interest and other proceeds from the investment thereof ("Earnings", together with the Escrow Deposit, the "Escrow Amount") in an escrow account (the "Escrow Account"). The Escrow Amount shall not be subject to any lien or attachment of any creditor or any third party and shall be used solely for the purposes and subject to the conditions set forth in this Agreement and the Merger Agreement.

       2.3 INVESTMENT OF THE ESCROW AMOUNT. Except for the release of the Escrow Amount pursuant to Section 2.4 or Section III hereof, the Escrow Agent shall not sell or transfer any portion of the Escrow Deposit. Notwithstanding the foregoing, the Escrow Agent is hereby authorized and directed to invest and reinvest any amounts at any time in the Escrow Account in the following obligations (collectively, the "Permitted Investments"):

       (a) obligations of, or fully guaranteed as to timely payment of principal and interest by, the United States of America;

       (b) such money market funds as are agreed to from time to time by Parent and the Shareholders' Representative; and

       (c) certificates of deposit with any bank or trust company organized under the laws of the United States of America or any agency or instrumentality thereof or under the laws of any state thereof which has a combined capital and surplus of at least $100 million.

       Subject to the foregoing limitations, the Escrow Agent shall invest the Escrow Amount in accordance with written instructions delivered to it by Parent and the Shareholders' Representative from time to time. Except as provided above, the Escrow Agent shall have no power or duty to invest the Escrow Amount or to make substitutions therefor.

       2.4 DISTRIBUTION OF INTEREST. Any and all interest or other income earned on any portion of the Escrow Deposit shall be distributed by the Escrow Agent to the Shareholders' Representative, or if directed by the Shareholders' Representative, to the Shareholders, promptly after receipt thereof by the Escrow Agent. Before making any payments of Earnings to Shareholders' Representative (or the Shareholders if so directed by the Shareholders' Representative), the Escrow Agent may deduct the Shareholders' share of the Escrow Agent's fees and expenses due under Section 4.1 and pay such amount to itself.


                                     SECTION III

                             RELEASE OF THE ESCROW AMOUNT

       Except as provided in Section 2.4, the Escrow Agent shall release the Escrow Amount only in accordance with this Section 3.

       3.1 DISTRIBUTIONS FOR INDEMNIFICATION. (a) Parent may deliver to the Escrow Agent a certificate (a "Notice of Claim") (i) stating that Parent is of the opinion that it may he entitled to indemnification pursuant to Section 7.2(a)(i) or Section 7.2(a)(ii) of the Merger Agreement (each, an "Indemnification Obligation"), (ii) stating the aggregate amount (the "Claim Amount") of such Indemnification Obligation (or, in the case of an unliquidated Indemnification Obligation, a good faith and reasonable estimate thereof), and
(iii) specifying in reasonable detail the nature of such Indemnification Obligation. Any Notice of Claim delivered pursuant to this Section with respect to any unliquidated Indemnification Obligation may be supplemented by a later Notice of Claim specifying in greater detail the applicable Claim Amount or any other items set forth therein. Parent shall deliver to the Shareholders' Representative a copy of any Notice of Claim hereunder concurrently with the delivery of such Notice of Claim to the Escrow Agent. Parent shall have the right to submit (x) a Notice of Claim in respect of any Indemnification Obligation under Section 7.2(a)(ii) at any time prior to the first anniversary of the Effective Time (the "First Escrow Date") and (y) a Notice of Claim in respect of any Indemnification Obligation under Section 7.2(a)(i) at any time on or prior to March 31, 2000 (the "Final Escrow Date").

       (b) If the Shareholders' Representative shall object to the Indemnification Obligation or the Claim Amount specified in such original or later delivered Notice of Claim, the Shareholders' Representative shall, within twenty business days after delivery of the written notice containing a copy of any such Notice of Claim, deliver to the Escrow Agent a certificate (a "Reply Certificate") (x) specifying in reasonable detail each such objection, including, without limitation, the portion of the Claim Amount that the Shareholders' Representative does not want the Escrow Agent to release to Parent (the "Disputed Amount"), and (y) specifying in reasonable detail the nature and basis for such objection. The Shareholders' Representative shall deliver to Parent a copy of any Reply Certificate hereunder concurrently with the delivery of such Reply Certificate to the Escrow Agent. Parent and the Shareholders' Representative shall negotiate in good faith for a period of 20 business days after delivery of such Reply Certificate to Parent to reach a written resolution of any objections raised in a Reply Certificate.

       (c) (i) If no Reply Certificate is delivered with respect to any Notice of Claim, then the Shareholders' Representative shall be deemed to have delivered a Payment Authorization (as defined below) acknowledging Parent's right to receive the Claim Amount specified in such Notice of Claim with respect to the applicable Indemnification Obligation and the Escrow Agent shall transfer to Parent a portion of the Indemnification Escrow Deposit in the case of an Indemnification Obligation under Section 7.2(a)(i) or the Retention Payment Escrow Deposit in the case of an Indemnification Obligation under Section 7.2(a)(ii), in each case in an amount equal to the lesser of (x) such Claim Amount and (y) the Indemnification Escrow
Deposit or the Retention Payment Escrow Deposit, as the case may be, all in accordance with the procedures set forth in Section 3.1(e).

       (ii) If a Reply Certificate is delivered that identifies a Disputed Amount that is less than the Claim Amount (the amount by which any Claim Amount exceeds any given Disputed Amount, the "Undisputed Amount"), then the Shareholders' Representative shall he deemed to have delivered a Payment Authorization acknowledging Parent's right to receive the Undisputed Amount specified in such Reply Certificate with respect to the applicable Indemnification Obligation and the Escrow Agent shall transfer to Parent a portion of the Indemnification Escrow Deposit in the case of an Indemnification Obligation under Section 7.2(a)(i) or the Retention Payment Escrow Deposit in the case of an Indemnification Obligation under Section 7.2(a)(ii), in each case in an amount equal to the lesser of (x) such Undisputed Amount and (y) the Indemnification Escrow Deposit or the Retention Payment Escrow Deposit, as the case may be, all in accordance with the procedures set forth in Section 3.1(e).


       (d) If the Escrow Agent receives a Reply Certificate in a timely manner with respect to any Notice of Claim, the Disputed Amount referred to in such Reply Certificate shall be held by the Escrow Agent and shall not be released to Parent except upon Parent's delivery to the Escrow Agent of written instructions signed by each of Parent and the Shareholders' Representative directing the Escrow Agent to release the Disputed Amount (or any other amount mutually agreed upon by such parties a "Payment Authorization"), whereupon the amount due to Parent as determined shall promptly be paid to Parent in accordance with the procedures set forth in Section 3.1(e).

       (e) As soon as practicable following receipt by the Escrow Agent of a Payment Authorization (or following the deemed receipt of a Payment Authorization pursuant to Section 3.1(c)), the Escrow Agent shall pay from the Escrow Account to Parent the amount set forth in such Payment Authorization. In the event the amount remaining in the Escrow Account, after converting any and all Permitted Investments to cash (such amount, as of any given date, the "Remaining Escrow Balance"), shall be insufficient to pay the amount expressly set forth in such Payment Authorization, the Escrow Agent shall pay the entire Remaining Escrow Balance to Parent in accordance with this Section 3.1(e) and shall deliver to Parent and to the Shareholders' Representative a written notification setting forth the amount by which such Payment Authorization exceeds the amount of the Remaining Escrow Balance so paid.

       (f) Notwithstanding anything to the contrary contained herein or in the Merger Agreement, Parent may submit Notices of Claim for portions of the

Indemnification Escrow Deposit solely in respect of the Indemnification Obligations under Section 7.2(a)(i) and submit Notices of Claim for portions of the Retention Payment Escrow Deposit solely in respect of the Indemnification Obligations under Section 7.2(a)(ii).

       (g) The Escrow Agent shall pay all amounts pursuant to Section 3.1(e) hereof to Parent by wire transfer to the bank account or accounts designated by Parent to the Escrow Agent in writing not less than one Business Day prior to the date of such payment.

       3.2    RELEASE. (a) The Escrow Agent shall distribute to the
Shareholders:

              (x) on the First Escrow Date, any Remaining Escrow Balance of the Retention Payment Escrow Deposit (together with any associated unpaid Earnings); and

              (y) on the Final Escrow Date, any Remaining Escrow Balance of the Indemnification Escrow Deposit (together with any associated unpaid Earnings)

and, upon the distribution provided in clause (y), terminate the Escrow Account, in each case unless the Escrow Agent shall have received a Notice of Claim from Parent prior to the First Escrow Date or the Final Escrow Date, as the case may be, with respect to an indemnification claim (an "Escrow Date Unresolved Claim") for which the Escrow Agent has not received a subsequent Payment Authorization or written notification, signed by Parent and the Shareholders' Representative, informing the Escrow Agent of the termination or other resolution of such claim or claims (each, a "Claim Termination Notice"). If on the First Escrow Date or the Final Escrow Date, as the case may be, there shall exist any Escrow Date Unresolved Claim, then (i) the Escrow Agent shall retain such portion of the Remaining Escrow Balance of the relevant Escrow Deposit in the Escrow Account as would be sufficient for the payment of all Claim Amounts with respect to all such Escrow Date Unresolved Claims, and (ii) the Escrow Agent shall release to the Shareholders' Representative, on behalf of the Shareholders, the portion of the Remaining Escrow Balance of the relevant Escrow Deposit, if any, not otherwise retained in accordance with clause (i).

       (b) Upon the resolution of any Escrow Date Unresolved Claim, the Escrow Agent shall (A) release any portion of the Remaining Escrow Balance retained in respect of such Escrow Date Unresolved Claim (x) to Parent in accordance with any Payment Authorization received by the Escrow Agent in respect of such Escrow Date Unresolved

Claim or (y) to the Shareholders in accordance with any Claim Termination Notice received by the Escrow Agent in respect of such Escrow Date Unresolved Claim, and (B) if no other Escrow Date Unresolved Claims remain outstanding, release the remainder of the Escrow Deposit to the Shareholders.

       (c) Any distributions of any portion of any Remaining Escrow Balance of any Escrow Deposit or any other amounts payable to the Shareholders under this Agreement shall be made to the Shareholders in the percentages corresponding to each such Shareholder as set forth in Exhibit C to the Merger Agreement, all as provided in and subject to the terms of Article 1 of the Merger Agreement.

       3.3 DISPUTE. Any dispute among any of the parties to this Agreement relating to this Agreement, including without limitation a dispute with respect to (a) a claim by Parent to the relevant Escrow Deposit or any portion thereof,
(b) a claim by the Shareholders' Representative (on behalf of the Shareholders) to the Escrow Amount or any portion thereof or (c) the interpretation or administration of this Agreement or the Merger Agreement, shall be resolved (x) by good faith negotiations of the parties involved (as provided herein or otherwise) or (y) failing such resolution of any such disputes by the parties by mutual agreement, by arbitration as provided in Section 9.5(b) of the Merger Agreement (the "Determination"). The Escrow Agent shall not comply with any such claims or demands from either Parent or the Shareholders' Representative as long as such dispute may continue, and the Escrow Agent shall make no delivery or other disposition of any property then held by it under this Agreement until it has received a Determination directing disposition of the relevant Escrow Deposit or Escrow Amount, as the case may be.


                                     SECTION IV


                                    ESCROW AGENT


       4.1 FEES. For its services hereunder, the Escrow Agent shall receive $__________ for each calendar year (or pro rated for any partial calendar year) until it has delivered all of the Escrow Amount pursuant to Section III hereof. Parent, on the one hand, and the Shareholders' Representative, on the other hand, shall share equally the fees referred to in the foregoing sentence. In addition, Parent, on the one hand, and the Shareholders' Representative, on the other hand, shall share equally the cost of reimbursing the Escrow Agent for its reasonable out-of-pocket expenses, including reasonable attorney's fees in administering the Escrow Account and performing its duties under this Agreement; PROVIDED that the Escrow Agent shall be responsible for all taxes imposed in respect of the receipt of fees by it pursuant to this Section 4.1.
if and when all of the Escrow Amount has been delivered pursuant to Section 3 prior to the Escrow Date, the Escrow Agent shall refUnd to Parent and the Shareholders' Representative all fees paid in advance and not accrued, if any.

       4.2 RESPONSIBILITIES OF ESCROW AGENT. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to its rights, duties, liabilities and immunities:

              (a) Except as to its due execution and delivery of this Agreement, it makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under the Merger Agreement;

              (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and what it purports to be;

              (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except its own gross negligence or misconduct;

              (d) The Escrow Agent may consult with competent and responsible legal counsel selected by it, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel;

              (e) Each of Parent and the Shareholders' Representative, jointly and severally agrees to indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities and expenses (collectively, "Damages"), including, without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with the performance of its duties hereunder. Such indemnity includes, without limitation, Damages incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this paragraph are in addition to any other rights any of the Indemnified Parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent. Notwithstanding any provision to the contrary in this Agreement, (i) Parent's and the Shareholders' Representatives' liability, if any, to the Indemnified Parties with respect to any Damages shall in no event exceed the balance of the Escrow Account, as adjusted from time to time pursuant to this Agreement, and (ii) neither Parent nor the Shareholders' Representative shall have any liability to the Indemnified Parties with respect to any Damages that result, directly or indirectly, from the gross negligence or misconduct of the Escrow Agent;

              (f) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and it shall not be bound by any modification of this Agreement unless in writing and signed by all parties hereto or their respective successors in interest;

              (g) The recitals of facts in this Agreement shall be taken as the statements of Parent or the Shareholders' Representative, and the Escrow Agent assumes no responsibility for the correctness of the same. The Escrow Agent shall be under no obligation or duty to perform any act which would involve it in an expense or liability or to institute or defend any suit in respect of this Agreement or to advance any of its own monies unless properly indemnified;

              (h) The Escrow Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. Whenever the Escrow Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Agreement, such matter may be deemed conclusively proved and established by a certificate signed by Parent and the Shareholders' Representative, and such certificate shall be full warranty for any action taken or suffered in good faith under the provisions of this Agreement; and

              (i) The Escrow Agent does not have any interest in the Escrow Amount but is sewing as Escrow Agent only and having only possession thereof This Section 4.2(i) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                                      SECTION V

                                    MISCELLANEOUS

       5.1 SHAREHOLDERS' REPRESENTATIVE. The Shareholders of the Company, by approving the Merger, have appointed Barrs S. Lewis as Shareholders' Representative, in accordance with and as provided in Section 1.12 of the Merger Agreement, to act on their behalf for the purpose of (i) administering and entering into this Agreement, (ii) settling on behalf of the Shareholders claims made by Parent under this Agreement, (iii) representing the Shareholders in any proceedings relating to the Merger Agreement and (iv) performing any other actions specifically delegated to the Shareholders' Representative by the Committee (as provided in the Merger Agreement). The Shareholders will be bound by any and all actions taken by the Shareholders' Representative on their behalf.

       5.2 AMENDMENT. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver, consent is sought.

       5.3 TERMINATION. This Agreement shall terminate automatically at such time as all funds from the Escrow Account have been paid or distributed in accordance with the terms of this Agreement and the Escrow Agent has received all fees as described in Section 4.1 hereof. Notwithstanding the foregoing, all provisions concerning the indemnification of the Escrow Agent shall survive any termination of this Agreement.

       5.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement is interpreted by a court of competent jurisdiction and found to be invalid or unenforceable, neither the enforceability nor the validity of such provisions with respect to any other facts or under any other circumstances shall thereby be impaired. The unenforceability or invalidity of any provision shall not result in the interpretation of the remainder of this Agreement, or any section hereof, in a manner inconsistent with intent of the parties as evidenced by the terms of this Agreement, or such section, as a whole.

       5.5 WAIVER. Failure of any party to complain of any act or omission on the part of any other party in breach or default of this Agreement, no matter how long the same may continue, shall not be deemed to be a waiver by the party of its rights hereunder. No waiver by any party at any time, express or implied, of any breach of any other provision of this Agreement shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or other provisions.

       5.6 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by fax, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

       a.     If to Parent:





              Attention:
              Phone:
              Fax:

       with a copy to:

       b.     If to the Shareholders' Representative:




       with a copy to:




       c.     If to the Escrow Agent:

              Attention:
              Phone:
              Fax:

or to such other address or to such other person as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

       5.7 ASSIGNMENT. Parent and the Shareholders' Representative may assign their rights under this Agreement to the same extent as they are permitted to assign their rights and obligations under the Merger Agreement.

       5.8 ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the exhibits thereto embody the entire agreement and understanding among Parent, the Shareholders' Representative, the Shareholders and the Escrow Agent with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, among Parent, the Shareholders' Representative, the Shareholders and the Escrow Agent with respect to the subject matter hereof.

       5.9 INTERPRETATION. The headings set forth in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

       5.10 GOVERNING LAW; JURISDICTION. The construction and performance of this Agreement shall be governed by the laws of the State of Minnesota without regard to its principles of conflict of law, and the state and federal courts of Minnesota shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

       5.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

       5.12 CONDITION TO EFFECTIVENESS. It shall be a condition to the effectiveness of this Agreement that the Effective Time (as provided in the Merger Agreement) shall have occurred.]

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                               ALLIANCE DATA SYSTEMS CORPORATION




                               By:
                                  ----------------------------------
                                  Name:
                                  Title:

                               Barrs S. Lewis, as Shareholders' Representative




                               By:
                                  ----------------------------------




                               [Name of Escrow Agent]




                               By:
                                  ----------------------------------
                                  Name:
                                  Title:

                                       HARMONIC SYSTEMS INCORPORATED
                                               SHAREHOLDER LIST
                                 ACTUAL OUTSTANDING     AUGUST 10, 1998

                                        TOTAL
                                        SHARES               GROSS                ALLOCATED            EXERCISE
SUMMARY                               EXERCISED             PROCEEDS              EXPENSES             PROCEEDS
-------                               ---------             --------              --------             --------
Total Stock Converted to Common       18,588,648        $  47,979,537.33       $  2,298,356.14

Total Debentures Converted                   -          $            -         $           -

Total Warrants Exercised               2,120,584        $   5,473,482.48       $    262,195.36      $  3,124,499.45

Total Options Exercised                1,277,626        $   3,297,706.45       $    157,969.51      $  2,051,226.80
                                      ------------------------------------------------------------------------------
Total                                 21,986,858        $  56,750,726.26       $  2,718,521.00      $  5,175,726.25

Debentures Paid off                                     $     425,000.00
                                                        ----------------
Total                                                   $  57,175,726.26


                                           NET            ESCROW             ESCROW           FIRST              SECOND
SUMMARY                                  PROCEEDS           %                  $'s         DISTRIBUTION        DISTRIBUTION
-------                                  --------         ------             ------        ------------        ------------
Total Stock Converted to Common     $   45,611,181.19    93.50076%     $  6,545,053.49   $  39,136,127.70    $  6,545,053.49

Total Debentures Converted          $            -        #DIV/01      $          -      $          -        $           -

Total Warrants Exercised            $    2,016,787.67      4.27126%    $    298,988.26   $   1,787,799.41    $    298,988.26

Total Options Exercised             $    1,088,510.14      2.22798%    $    155,958.25   $     932,551.89    $    155,958.25
                                    ----------------------------------------------------------------------------------------
Total                               $   48,856,479.00    100.00000%    $  7,000,000.00   $  41,856,479.00    $  7,000,000.00

Debentures Paid off                 $      425,000.00                  $          -      $     425,000.00    $           -
                                    -----------------                  -----------------------------------------------------
Total                               $   49,281,479.00    100.00000%    $  7,000,000.00   $  42,281,479.00    $  7,000,000.00

Note: Allocated expenses are estimated and include management retention agreement payments

                                       HARMONIC SYSTEMS INCORPORATED
                                               SHAREHOLDER LIST
                                 ACTUAL OUTSTANDING     AUGUST 10, 1998

                                             TOTAL
                                             SHARES             GROSS              ALLOCATED              NET
SHAREHOLDER                                OUTSTANDING         PROCEEDS             EXPENSES            PROCEEDS
-----------                                -----------         --------             --------            --------
  TOTAL PNC PARTNERS                         3,842,080     $    9,916,870.81     $   475,046.28     $    9,441,824.53

Barr S. & Holly Lewis                           24,065     $       62,115.83     $     2,975.52     $       59,140.31

Jonathan D. Rick                                10,000     $       25,811.20     $     1,236.43     $       24,574.77

Judith H. Rick                                   4,500     $       11,615.04     $       556.39     $       11,058.65

Lewis B. & Elizabeth Elliot                     28,572     $       73,747.77     $     3,532.73     $       70,215.04

Richard W. & Loviah E. Aldinger                111,330     $      287,355.83     $    13,765.16     $      273,590.67

T.W. Ireland                                   220,819     $      569,959.81     $    27,302.69     $      542,657.12

Floor Seal Technology Profit Sharing            39,462     $      101,856.86     $     4,879.23     $       96,977.62

Melvin T. & Carol A. Lehman                     57,144     $      147,495.54     $     7,065.46     $      140,430.08

Randall T. & Carol A. Lehman                    57,144     $      147,495.54     $     7,065.46     $      140,430.08

Christopher & Jill Zollinger                    57,144     $      147,495.54     $     7,065.46     $      140,430.08

Jerry D. & Laquetta J. Freeman                  28,572     $       73,747.77     $     3,532.73     $       70,215.04

R. Hunt Greene                                  28,056     $       72,415.91     $     3,468.93     $       68,946.98

Frank Trafton                                   28,572     $       73,747.77     $     3,532.73     $       70,215.04

Katie Felts                                     13,333     $       34,414.08     $     1,648.53     $       32,765.55
                                             ------------------------------------------------------------------------
  SUB-TOTAL PAGE 1                           4,550,793     $   11,746,145.31     $   562,673.73     $   11,183,471.58


                                               ESCROW          ESCROW               FIRST                SECOND
SHAREHOLDER                                       %             $'s              DISTRIBUTION         DISTRIBUTION
-----------                                    -------         ------            ------------         ------------
  TOTAL PNC PARTNERS                          19.32563%    $  1,352,794.41     $   8,089,030.12     $   1,352,794.41

Barr S. & Holly Lewis                          0.12105%    $      8,473.43     $      50,666.87     $       8,473.43

Jonathan D. Rick                               0.05030%    $      3,520.99     $      21,053.72     $       3,520.99

Judith H. Rick                                 0.02263%    $      1,584.45     $       9,474.20     $       1,384.45

Lewis B. & Elizabeth Elliot                    0.14372%    $     10,060.19     $      60,154.86     $      10,060.19

Richard W. & Loviah E. Aldinger                0.55999%    $     39,199.20     $     234,391.47     $      39,199.20

T.W. Ireland                                   1.11072%    $     77,750.18     $     464,906.94     $      77,750.18

Floor Seal Technology Profit Sharing           0.19849%    $     13,894.64     $      83,082.98     $      13,894.64

Melvin T. & Carol A. Lehman                    0.28743%    $     20,120.37     $     120,309.71     $      20,120.37

Randall T. & Carol A. Lehman                   0.28743%    $     20,120.37     $     120,309.71     $      20,120.37

Christopher & Jill Zollinger                   0.28743%    $     20,120.37     $     120,309.71     $      20,120.37

Jerry D. & Laquetta J. Freeman                 0.14372%    $     10,060.19     $      60,154.86     $      10,060.19

R. Hunt Greene                                 0.14112%    $      9,878.50     $      59,068.48     $       9,878.50

Frank Trafton                                  0.14372%    $     10,060.19     $      60,154.86     $      10,060.19

Katie Felts                                    0.06706%    $      4,694.54     $      28,071.00     $       4,694.54
                                              -----------------------------------------------------------------------
  SUB-TOTAL PAGE 1                            22.89046%    $  1,602,332.03     $   9,581,139.55     $   1,602,332.03

                                       HARMONIC SYSTEMS INCORPORATED
                                               SHAREHOLDER LIST
                                 ACTUAL OUTSTANDING     AUGUST 10, 1998

                                           TOTAL
                                           SHARES             GROSS               ALLOCATED               NET
SHAREHOLDER                             OUTSTANDING          PROCEEDS             EXPENSES             PROCEEDS
-----------                             -----------          --------             ---------            --------
  SUB-TOTAL PAGE 1                        4,550,793      $  11,746,145.31      $   562,673.73      $  11,183,471.58

Addison Piper                                71,123      $     183,576.55      $     8,793.84      $     174,782.71

James J. Ingram                              41,228      $     106,414.43      $     5,097.55      $     101,316.88

Gary M. Petrucci                             22,858      $      58,999.25      $     2,826.23      $      56,173.02

Oscar Y. Lewis Sr.                           61,476      $     158,676.66      $     7,601.06      $     151,075.60

John A. Bruntjen
Helayne Bruntjen                            169,598      $     437,751.79      $    20,969.55      $     416,782.23

George N. Nelson Jr.                        177,593      $     458,387.96      $    21,958.09      $     436,429.87

Paul R. Waldon                               22,616      $      58,374.62      $     2,796.31      $      55,578.31

Sally J. & Craig F. Smith                    30,574      $      78,914.17      $     3,780.21      $      75,133.96

Louise M. & William J. Brady                114,286      $     294,985.92      $    14,130.66      $     280,855.25

Diana H. & Van L. Brady                     114,286      $     294,985.92      $    14,130.66      $     280,855.25

Donald Davis                                247,620      $     639,137.02      $    30,616.48      $     608,520.54

JoAnne Trafton                              133,334      $     344,151.10      $    16,485.82      $     327,665.28

Ben Oehler                                   80,164      $     206,912.93      $     9,911.72      $     197,001.21
                                          -------------------------------------------------------------------------
  SUB-TOTAL PAGE 2                        5,837,548      $  15,067,413.61      $   721,771.91      $  14,345,641.69



                                        ESCROW           ESCROW              FIRST               SECOND
SHAREHOLDER                                %               $'s            DISTRIBUTION        DISTRIBUTION
-----------                             ------           ------           ------------        ------------
  SUB-TOTAL PAGE 1                     22.89046%    $  1,602,332.03     $   9,581,139.55    $  1,602,332.03
Addison Piper                           0.35775%    $     25,042.31     $     149,740.40    $     25,042.31

James J. Ingram                         0.20738%    $     14,516.36     $      86,800.52    $     14,516.36

Gary M. Petrucci                        0.11498%    $      8,048.29     $      48,124.73    $      8,048.29

Oscar Y. Lewis Sr.                      0.30922%    $     21,645.63     $     129,429.97    $     21,645.63

John A. Bruntjen
Helayne Bruntjen                        0.85307%    $     59,715.22     $     357,067.01    $     59,715.22

George N. Nelson Jr.                    0.89329%    $     62,530.28     $     373,899.60    $     62,530.28

Paul R. Waldon                          0.11376%    $      7,963.08     $      47,615.23    $      7,963.08

Sally J. & Craig F. Smith               0.15379%    $     10,764.95     $      64,369.01    $     10,764.95

Louise M. & William J. Brady            0.57486%    $     40,240.04     $     240,615.21    $     40,240.04

Diana H. & Van L. Brady                 0.57486%    $     40,240.04     $     240,615.21    $     40,240.04

Donald Davis                            1.24553%    $     87,186.88     $     521,333.66    $     87,186.88

JoAnne Trafton                          0.67067%    $     46,946.83     $     280,718.45    $     46,946.83

Ben Oehler                              0.40322%    $     28,225.70     $     168,775.51    $     28,225.70
                                       --------------------------------------------------------------------
  SUB-TOTAL PAGE 2                     29.36282%    $  2,055,397.64     $  12,290,244.05    $  2,055,397.64

                                       HARMONIC SYSTEMS INCORPORATED
                                               SHAREHOLDER LIST
                                 ACTUAL OUTSTANDING     AUGUST 10, 1998

                                                TOTAL
                                                SHARES            GROSS              ALLOCATED             NET
SHAREHOLDER                                  OUTSTANDING         PROCEEDS             EXPENSES           PROCEEDS
-----------                                  -----------         --------             --------           --------
  SUB-TOTAL PAGE 2                             5,837,548     $  15,067,413.61     $    721,771.91    $  14,345,641.69

Kenneth H. Dahlberg
Carefree Capital, Inc.                         2,131,341     $   5,501,247.19     $    263,525.37    $   5,237,721.83

Warren E. Mack                                   152,628     $     393,950.00     $     18,871.32    $     375,078.67

Donald F. Swanson Revocable Trust                237,302     $     612,505.94     $     29,340.77    $     583,165.17

William D. & Rita M. Witmer                       10,000     $      25,811.20     $      1,236.43    $      24,574.77

Marc E. Poirier                                   10,000     $      25,811.20     $      1,236.43    $      24,574.77

Jerry J. & Kathleen L. Krause                     10,000     $      25,811.20     $      1,236.43    $      24,574.77

Norwest Equity Partners, IV                    1,486,887     $   3,837,835.50     $    183,843.22    $   3,653,992.27

Norwest Equity Partners, V                       430,280     $   1,110,605.43     $     53,201.16    $   1,057,404.28

Philip O. Rick Revocable Living Trust             12,436     $      32,099.16     $      1,537.64    $      30,561.52

James E. Nicholson                                 5,716     $      14,733.68     $        706.74    $      14,046.94

James P. Stephenson                               48,158     $     124,302.47     $      5,954.44    $     118,348.03

Gale R. Mellum                                    46,000     $     118,731.54     $      5,687.58    $     113,043.96
                                              -----------------------------------------------------------------------
  SUB-TOTAL PAGE 3                            10,418,297     $  26,890,878.14     $  1,288,149.45    $  25,602,728.68


                                                  ESCROW          ESCROW               FIRST                SECOND
SHAREHOLDER                                         %               $'s            DISTRIBUTION          DISTRIBUTION
-----------                                       ------          ------           ------------          ------------
  SUB-TOTAL PAGE 2                              29.36282%    $  2,055,397.64     $  12,290,244.05      $  2,055,397.64

Kenneth H. Dahlberg
Carefree Capital, Inc.                          10.72063%    $    750,444.03     $   4,487,277.80      $    750,444.03

Warren E. Mack                                   0.76772%    $     53,740.07     $     321,338.60      $     53,740.07

Donald F. Swanson Revocable Trust                1.19363%    $     83,554.04     $     499,611.13      $     83,554.04

William D. & Rita M. Witmer                      0.05030%    $      3,520.99     $      21,053.78      $      3,520.99

Marc E. Poirier                                  0.05030%    $      3,520.99     $      21,053.78      $      3,520.99

Jerry J. & Kathleen L. Krause                    0.05030%    $      3,520.99     $      21,053.78      $      3,520.99

Norwest Equity Partners, IV                      7.47903%    $    523,532.32     $   3,130,459.95      $    523,532.32

Norwest Equity Partners, V                       2.16431%    $    151,501.50     $     905,902.78      $    151,501.50

Philip O. Rick Revocable Living Trust            0.06255%    $      4,378.76     $      26,182.77      $      4,378.76

James E. Nicholson                               0.02875%    $      2,012.60     $      12,034.34      $      2,012.60

James P. Stephenson                              0.24224%    $     16,956.53     $     101,391.50      $     16,956.53

Gale R. Mellum                                   0.23138%    $     16,196.58     $      96,847.38      $     16,196.58
                                                ----------------------------------------------------------------------
  SUB-TOTAL PAGE 3                              52.40396%    $  3,668,277.05     $  21,934,451.63      $  3,668,277.05

                                       HARMONIC SYSTEMS INCORPORATED
                                               SHAREHOLDER LIST
                                 ACTUAL OUTSTANDING     AUGUST 10, 1998

                                              TOTAL
                                              SHARES            GROSS              ALLOCATED                NET
SHAREHOLDER                                 OUTSTANDING        PROCEEDS            EXPENSES               PROCEEDS
-----------                                 -----------        --------            --------               --------
  SUB-TOTAL PAGE 3                          10,418,297      $  26,890,878.14     $   1,288,149.45     $   25,602,728.68
Thomas L. Kimer                                 43,693      $     112,776.07     $       5,402.29     $      107,373.77

John K. Steffen                                 13,928      $      35,949.84     $       1,722.10     $       34,227.74

Advanta Partners LP                          3,717,942      $   9,596,455.73     $     459,697.49     $    9,136,758.24

William Blair Capital Partners V LP          3,409,090      $   8,799,272.40     $     421,510.14     $    8,377,762.25

Donald J. Sieb                                  46,250      $     119,376.82     $       5,718.49     $      113,658.33

Sieb Trafton Associates                        911,670      $   2,353,129.97     $     112,721.61     $    2,240,408.36

The Gift Certificate Center, Inc.               27,778      $      71,698.36     $       3,434.56     $       68,263.81
                                            ---------------------------------------------------------------------------
  TOTAL                                     18,588,648      $  47,979,537.33     $   2,298,356.14     $   45,681,181.19


                                              ESCROW           ESCROW              FIRST              SECOND
SHAREHOLDER                                      %               $'s           DISTRIBUTION         DISTRIBUTION
-----------                                   ------           -------         ------------         -------------
  SUB-TOTAL PAGE 3                           52.40396%    $  3,668,277.05    $  21,934,451.63    $   3,668,277.05

Thomas L. Kimer                               0.21977%    $     15,384.17    $      91,989.60    $      15,384.17

John K. Steffen                               0.07006%    $      4,904.04    $      29,323.70    $       4,904.04

Advanta Partners LP                          18.70122%    $  1,309,085.49    $   7,827,672.75    $   1,309,085.49

William Blair Capital Partners V LP          17.14770%    $  1,200,338.97    $   7,177,423.28    $   1,200,338.97

Donald J. Sieb                                0.23264%    $     16,284.60    $      97,373.73    $      16,284.60

Sieb Trafton Associates                       4.58569%    $    320,998.54    $   1,919,409.82    $     320,998.54

The Gift Certificate Center, Inc.             0.13972%    $      9,780.62    $      58,483.19    $       9,780.62
                                             --------------------------------------------------------------------
  TOTAL                                      93.50076%    $  6,545,053.49    $  39,136,127.70    $   6,545,053.49